                                LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "LEASE") is made and entered into by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("LANDLORD"), and SCRIPPS BANK, a California banking corporation ("TENANT"), upon all the terms set forth in this Lease and in all Exhibits and Riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree.

                                    ARTICLE I

                 BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

         1.1. Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section 1.1 shall be deemed to refer to, and shall have the respective meaning set forth in, this Section 1.1.

A.       Premises:                  That certain space identified by diagonal
                                    lines or shaded area on the floor plans
                                    attached hereto as Exhibit "A", consisting of a portion of the first (1st) floor and the entire second (2nd) floor of the Building.

B.       Building:                  The building to be constructed and to be
                                    located at 11988 El Camino Real, San Diego,
                                    California 92130.


C.       Land:                      Those certain parcels of land underlying the
                                    Project.


D.       Parking Facility:          The parking areas to be located on the Land.

E.       Project:                   The Land and all improvements to be
                                    constructed thereon, including the Building, the Parking Facility, and all Common Areas, all as conceptually shown on EXHIBIT "B" attached hereto.


F.       Commencement Date:         The date defined in Section 3.1 hereof.

G.       Usable Area of Premises:   25,845 square feet.

H.       Term:                      Ten (10) years, unless this Lease is sooner
                                    terminated as provided herein, beginning on the Commencement Date.

I.       Net Rentable Area of the   29,349 square feet of Net Rentable Area
         Premises:                  consisting of (i) approximately 9,235 square
                                    feet of Net Rentable Area on the first (1st) floor of the Building, and (ii) approximately 20,114 square feet of Net
                                    Rentable Area on the second (2nd) floor of the Building.

J.       Net Rentable Area of the   163,635 square feet of Net Rentable Area.
         Building:

K.       Tenant's Share:            17.94%, representing a fraction, the
                                    numerator of which is the Net Rentable Area of the Premises and the denominator of which is the Net Rentable Area of the Building, subject to future adjustment pursuant to the provisions of Section 5.4 hereof

L.       Rent:                      The Base Rent and the Additional Rent.

M.       Base Rent:                 The Base Rent shall be as shown in this
                                    Section 1.1(M) below. Base Rent includes
                                    Base Year Operating Costs.


                                                                         Monthly Base
                                                                        Rent per Square
                                     Month of Lease     Monthly Base      Foot of Net
                                         Term               Rent         Rentable Area
                                         ----               ----         -------------

                                         1-12            $77,774.85          $2.65
                                        13-24            $79,242.30          $2.70
                                        25-36            $80,709.75          $2.75
                                        37-48            $82,177.20          $2.80
                                        49-60            $83,644.65          $2.85
                                        61-72            $85,112.10          $2.90
                                        73-84            $86,579.55          $2.95
                                        85-96            $88,047.00          $3.00
                                        97-108           $89,514.45          $3.05
                                       109-120           $90,981.90          $3.10

N.       Additional Rent            The Additional Rent shall be all other sums
                                    due and payable by Tenant under the Lease, including, but not limited to, Tenant's
                                    Share of Operating Costs.

0.       Base Year Operating        The grossed up (to 95% occupancy) Operating
         Costs:                     Costs for the calendar year 2001.


P.       Parking Permits:           Tenant shall be entitled to take, at no
                                    charge during the initial Term, one hundred three (103) Parking Permits consisting of
                                    (i) seventy-eight (78) unassigned parking spaces to be used in common with others in the Parking Facility and (ii) twenty-five
                                    (25) reserved parking spaces in, subject to
                                    Article 6, the Parking Facility.

Q.       Tenant's Permitted Uses:   Tenant may use the Premises for general
                                    office use and for no other purpose
                                    whatsoever, except that the portion of the Premises located on the ground floor may be used for retail banking purposes.

R.       Security Deposit:          None.

S.       Broker(s):                 Business Real Estate Brokerage Company
                                    representing Landlord and CB Richard Ellis representing Tenant.


T.       Landlord's Address for     Prentiss Properties Acquisition Partners,
         Notice:                    L.P.
                                    3890 West Northwest Highway, Suite 400
                                    Dallas, Texas 75220
                                    Attention: Thomas F. August

                                    With a copy to:

                                    Prentiss Properties Acquisition Partners,
                                    L.P.
                                    970 West 190th Street, Suite 550
                                    Torrance, California 90502
                                    Attention: Chris Hipps

U.       Landlord's Address for     Prentiss Properties Acquisition Partners,
         Payment:                   L.P.
                                    P. 0. Box 100435
                                    Pasadena, California 91189-0435

V.       Tenant's Address for       Scripps Bank
         Notice:                    P.0 Box 8996
                                    La Jolla, California 92038
                                    Attention: Linda Ahlswede-Cox

W.       Guarantor(s):              None.

X.       Extension Option(s):       See Section 3.6 hereof.

Y.       Allowance for Leasehold    See EXHIBIT "C".
         Improvements:

                                    ARTICLE 2

                          PREMISES AND QUIET ENJOYMENT

         2.1. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and hires the Premises from Landlord, for the Term. During the Term, Tenant shall have the right to use, in common with others and in accordance with the Rules and Regulations, the Common Areas.

         2.2. Provided that Tenant fully and timely performs all the terms of this Lease on Tenant's part to be performed, including payment by Tenant of all Rent, Tenant shall have, hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord; subject, however, to all of the terms, conditions and provisions of any and all ground leases, deeds to secure debt, mortgages, restrictive covenants, easements, and other encumbrances now or hereafter affecting the Premises or the Project (collectively, the "ENCUMBRANCES"). Landlord shall, on or before the Commencement Date, endeavor to provide Tenant with notice of any such Encumbrances hereafter affecting the Premises or the Project that may, in Landlord's good faith opinion, adversely affect Tenant's rights and obligations hereunder.

                                    ARTICLE 3

                             TERM; COMMENCEMENT DATE

                       DELIVERY AND ACCEPTANCE OF PREMISES

         3.1. The Commencement Date shall be the earlier of (a) the date the Premises are deemed Available for Occupancy pursuant to Section 3.2 hereof or
(b) the date Tenant, or anyone claiming by, through or under Tenant, occupies all or any portion of the Premises for the purpose of the conduct of Tenant's (or such other person's) business therein; provided, however, that until the Premises are deemed Available for Occupancy (pursuant to Section 3.2 hereof) the Base Rent payable by Tenant for the Premises after the occurrence of the Commencement Date pursuant to Section 3.1(b) above shall be prorated based on the ratio of the total Net Rentable Area in the Premises and the Net Rentable Area in the Premises actually occupied by Tenant (or anyone claiming by, through or under Tenant) for the purpose of the conduct of Tenant's (or such other person's) business therein.

         3.2.     A.       The Premises shall be deemed Available for Occupancy
as soon as the following conditions have been met: (a) the Leasehold Improvements (as defined in EXHIBIT "C" to the Lease) have been substantially completed as determined by Landlord's architect or space planner; (b) either a certificate of occupancy (temporary or final) or other certificate permitting the lawful occupancy of the Premises has been issued for the Premises, or such portion of the Premises, as the case may be, by the appropriate governmental authority; and (c) at least three (3) Business Days' notice of the anticipated occurrence of the conditions in clauses (a) and (b) above has been given to Tenant.

         B. Notwithstanding anything to the contrary contained herein, if there is a delay in the Availability for Occupancy of the Premises due to Tenant Delay (as defined in EXHIBIT "C" to the Lease), then the Premises shall be deemed Available for Occupancy on the date on which the Premises would have been available for occupancy but for such Tenant Delay, even though a certificate of occupancy or other certificate permitting the lawful occupancy of the Premises has not been issued or the Leasehold Improvements have not been commenced or completed.

         C. In the event that the Premises is not Available for Occupancy by January 1, 2001 ("COMPLETION OUTSIDE DATE"), as such Completion Outside Date may be extended by the number of days of Tenant Delays and by the number of days of "Force Majeure Delays" (as defined below), then the sole remedy of Tenant shall be the right to deliver a notice to Landlord (the "TERMINATION NOTICE") electing to terminate this Lease effective upon receipt of the Termination Notice by Landlord (the "TERMINATION EFFECTIVE DATE").
Except as provided hereinbelow, the Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Completion Outside Date and not later than five (5) business days after the Completion Outside Date.
If Tenant delivers the Termination Notice to Landlord, then Landlord shall have the right to suspend the Termination Effective Date for a period ending thirty (30) days after the original Termination Effective Date. In order to suspend the Termination Effective Date, Landlord must deliver to Tenant, within five (5) business days after receipt of the Termination Notice, a certificate of the general contractor certifying that it is such contractor's best good faith judgment that the Premises will be Available for Occupancy within thirty (30) days after the original Termination Effective Date. If the Premises is Available for Occupancy within said thirty (30) day suspension period, then the Termination Notice shall be of no further force and effect;
if, however, the Premises is not Available for Occupancy within said thirty
(30) day suspension period, then this Lease shall terminate as of the date of expiration of such thirty (30) day period. If prior to the Completion Outside Date Landlord determines that the Premises will not be Available for Occupancy by the Completion Outside Date, Landlord shall have the right to deliver a written notice to Tenant stating Landlord's opinion as to the date by which the Premises will be Available for Occupancy and Tenant shall be required, within five (5) business days after receipt of such notice, to either deliver the Termination Notice (which will mean that this Lease shall thereupon terminate and shall be of no further force and effect) or agree to extend the Completion Outside Date to that date which is set by Landlord. Failure of Tenant to so respond in writing within said five (5) business day period shall be deemed to constitute Tenant's agreement to extend the Completion Outside Date to that date which is set by Landlord. If the Completion Outside Date is so extended, Landlord's right to request Tenant to elect to either terminate or further extend the Completion Outside Date shall remain and shall continue to remain, with each of the notice periods and response periods set forth above, until the Premises is Available for Occupancy or until this Lease is terminated. For purposes of this Section
3.2.C, "FORCE MAJEURE DELAYS" shall mean and refer to a period of delay or delays encountered by Landlord affecting Landlord's completion of the Building and/or the Project and/or the work of construction of the Leasehold Improvements because of delays due to excess time in obtaining governmental permits or approvals for a lot split/lot line adjustment of the Land and/or pertaining to grading permits and/or building permits beyond the time period normally required to obtain such permits or approvals for similar work, similarly improved, in the Carmel Valley area of San Diego County; fire, earthquake or other acts of God; acts of the public enemy; riot; insurrection; governmental regulations of the sales of materials or supplies or the transportation thereof; strikes or boycotts; shortages of material or labor or any other cause beyond the reasonable control of Landlord.

         3.3. The Net Rentable Area of the Premises and the Building are as stated in Sections 1.1I and J, respectively. By written instrument substantially in the form of EXHIBIT "D" attached hereto, Landlord shall notify Tenant of the Commencement Date, the Net Rentable Area of the Premises and all other matters stated therein. The Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein, unless within ten (10) days following delivery of such Commencement Notice, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant's objections. The foregoing notwithstanding, Landlord's failure to deliver any Commencement Notice to Tenant shall not affect Landlord's determination of the Commencement Date.

         3.4. Except as otherwise provided in Paragraph 10 of EXHIBIT "C", Tenant may not enter or occupy the Premises prior to the Commencement Date without Landlord's express written consent and any entry by Tenant shall be subject to all of the terms of this Lease; provided however, that no such early entry shall change the Commencement Date or the date on which the Term expires (the "EXPIRATION DATE").

         3.5. Occupancy of the Premises or any portion thereof by Tenant or anyone claiming through or under Tenant for the conduct of Tenant's or such other person's business therein shall be conclusive evidence that Tenant and all parties claiming through or under Tenant (a) have accepted the Premises or such portion as suitable for the purposes for which the Premises are leased hereunder, (b) have accepted the Common Areas as being in a good and satisfactory condition, and (c) have waived any defects in the Premises and the Project; provided however, that, if any Leasehold Improvements have been constructed and installed to prepare the Premises for Tenant's occupancy, Tenant's acceptance of the Premises, and waiver of any defect therein, shall occur upon Landlord's substantial completion of the Leasehold Improvements in accordance with the terms of EXHIBIT "C" hereof, subject only to Landlord's completion of items on Landlord's punchlist (in accordance with Section 9 of EXHIBIT "C") and latent defects of which Tenant has given Landlord notice within forty five (45) days following the date on which Landlord first makes the Premises available to Tenant for any occupancy or any work in the Premises to be undertaken by Tenant.

         3.6.     A.       Subject to the terms of this Section 3.6 and
Section 3.7, Landlord hereby grants to Tenant an option (the "EXTENSION OPTION") to extend the Term of this Lease with respect to the entire Premises for one (1) additional period of five (5) years (the "OPTION TERM"), on the same terms, covenants and conditions as provided for in this Lease during the initial Lease Term, except that the rent payable by Tenant during such Option Term (including all economic terms such as, without limitation, monthly Base Rent, a new Base Year for Operating Costs, parking charges, etc.), shall be equal to the "fair market rental rate" for the Premises for the Option Term as defined and determined in accordance with the provisions of this Section 3.6 below; provided, however, that under no circumstances shall the "fair market rental rate" be less than the Base Rent rate paid by Tenant at the end of the original Lease Term.

                  B. The Extension Option must be exercised, if at all, by written notice ("EXTENSION NOTICE") delivered by Tenant to Landlord no earlier than the date which is twelve (12) months, and no later than the date which is six (6) months, prior to the expiration of the then current Term of this Lease.

                  C. The term "FAIR MARKET RENTAL RATE" as used herein shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord of a comparable quality building located in the Comparison Area would accept, at arm's length (what Landlord is accepting in current transactions for the Building may be considered), for space unencumbered by any other tenant's expansion right and comparable in size, quality and floor height as the Premises taking into account the value of the existing improvements in the Premises to Tenant, as compared with the value of the existing improvements in such comparable space, with such value to be based on the age, quality and layout of the existing improvements in the Premises (and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant) and taking into account items that lessors customarily consider in renewal transactions including, but not limited to, rental rates, office space availability, tenant size, operating expenses and allowance, parking charges, and any other amounts then being charged by Landlord or the lessors of such similar office buildings.

                  D. Landlord's determination of fair market rental rate shall be delivered to Tenant in writing not later than thirty (30) days following Landlord's receipt of Tenant's Extension Notice. Tenant will have thirty (30) days ("TENANT'S REVIEW PERIOD") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant's failure to accept the fair market rental rate submitted by Landlord in writing within Tenant's Review Period will conclusively be deemed Tenant's disapproval thereof. If Tenant objects to (or is deemed to have disapproved) the fair market rental rate submitted by Landlord within Tenant's Review Period, then Landlord and Tenant will attempt in good faith to agree upon such fair market rental rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market rental rate within fifteen (15) days following the expiration of Tenant's Review Period (the "OUTSIDE AGREEMENT DATE"), then Tenant may, within five (5) business days following the Outside Agreement Date, demand by written notice to Landlord that each party's determination be submitted to appraisal in accordance with the provisions below of this Section 3.6. Tenant's failure to timely demand appraisal will constitute Tenant's rescission of its Extension Notice and the Extension Option will be void and of no further force or effect.

                  E.       (1)      Landlord and Tenant shall each appoint one
independent, unaffiliated appraiser who shall by profession be a real estate broker who has been active over the five (5) year period ending on the date of such appointment in the leasing of comparable office space in the Comparison Area. Each such appraiser will be appointed within thirty (30) days after the Outside Agreement Date.

                           (2)      The two (2) appraisers so appointed will
within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two
(2) appraisers.

                           (3)      The determination of the appraisers shall be
limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Agreement Date) new fair market rental rate for the Premises is the closest to the actual new fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements of Paragraph C and this Paragraph E regarding same.

                           (4)      The three (3) appraisers shall within thirty
(30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted new fair market rental rate (i.e., the appraisers may only select Landlord's or Tenant's submission and may not select a compromise position), and shall notify Landlord and Tenant thereof.

                           (5)      The decision of the majority of the three
(3) appraisers shall be binding upon Landlord and Tenant. The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

                           (6)      If either Landlord or Tenant fails to
appoint an appraiser within the time period in Paragraph E(1) herein above, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser's decision shall be binding upon Landlord and Tenant.

                           (7)      If the two (2) appraisers fail to agree upon
and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association (but subject to the requirements of Paragraph C and this Paragraph E).

                           (8)      In the event that the new Monthly Base Rent
is not established prior to end of the initial Term of the Lease, the monthly Base Rent immediately payable at the commencement of such Option Term shall be the monthly Base Rent payable in the immediately preceding month. Notwithstanding the above, once the fair market rental is determined in accordance with this section, the parties shall settle any underpayment or overpayment on the next monthly Base Rent payment date falling not less than thirty (30) days after such determination.

         3.7.     A.       As used in this Section, the word "OPTION" means the
Extension Option pursuant to Section 3.6 herein.

                  B. The Option is personal to the original Tenant executing this Lease ("ORIGINAL TENANT") or any successor by merger or acquisition of all or substantially all of Tenant's assets (the "PERMITTED TRANSFEREE") and may be exercised only by the original Tenant executing this Lease or a Permitted Transferee while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease or a Permitted Transferee. The Option is not assignable separate and apart from this Lease, nor may the Option be separated from this Lease in any manner, either by reservation or otherwise.

                  C. Tenant shall have no right to exercise the Option, notwithstanding any provision of the grant of Option to the contrary, and Tenant's exercise of the Option may, at Landlord's option, be nullified by Landlord and deemed of no further force or effect, if Tenant shall be in default under the terms of this Lease after the expiration of applicable cure periods as of Tenant's exercise of the Option or at any time after the exercise of such Option and prior to the commencement of the Option event.

                                    ARTICLE 4

                                      RENT

         4.1. Tenant shall pay to Landlord, without notice, demand, offset or deduction, in lawful money of the United States of America, at Landlord's Address for Payment specified in Section 1.1.U above, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent, at the respective times required hereunder. The first monthly installment of Base Rent shall be paid in advance on the date of Tenant's execution of this Lease and applied to the first installment of Base Rent coming due under this Lease. Payment of Rent shall begin on the Commencement Date; provided, however, that, if either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.

         4.2. All past due installments of Rent not paid within five (5) days after notice that such amount is due shall be subject to a late charge of five percent (5%) of the amount of the late payment and shall further bear interest until paid at a rate per annum (the "INTEREST RATE") equal to the greater of fifteen percent (15%) or four percent (4%) above the prime rate of interest from time to time publicly announced by Bank of America, a national banking association, or any successor thereof; provided, however, that, if at the time such interest is sought to be imposed the rate of interest exceeds the maximum rate permitted under federal law or under the laws of the State of California, the rate of interest on such past due installments of Rent shall be the maximum rate of interest then permitted by applicable law.

                                    ARTICLE 5

                                 OPERATING COSTS

         5.1. Tenant shall pay to Landlord, as Additional Rent, for each year or fractional year during the Term, an amount ("TENANT'S OPERATING COSTS PAYMENT") equal to Tenant's Share of Operating Costs, for such year in excess of Tenant's Share of Base Year Operating Costs, such amount to be calculated and paid as follows:

                  A. Beginning on January 1st of the year following the year in which the Commencement Date occurs, and on the first day of January of each year during the Term thereafter, or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement ("LANDLORD'S OPERATING COSTS ESTIMATE") setting forth Landlord's reasonable estimate of grossed up Operating Costs for the forthcoming year and Tenant's Operating Costs Payment for such year. On the first day of each calendar month during such year, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Operating Costs Payment as estimated on Landlord's Operating Costs Estimate. If for any reason Landlord has not provided Tenant with Landlord's Operating Costs Estimate on the first day of January of any year during the Term, then (a) until the first day of the calendar month following the month in which Tenant is given Landlord's Operating Costs Estimate, Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Section 5.1 for the month of December of the preceding year, and (b) promptly after Landlords' Operating Costs Estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Costs Payments previously made for such year were greater or less than the installments of Tenant's Operating Costs Payments to be made for such year, and
(i) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within twenty (20) days after the delivery of Landlord's Operating Costs Estimate, or (ii) if there shall have been an overpayment, Landlord shall apply such overpayment as a credit against the next accruing monthly installment(s) of Tenant's Operating Costs Payment due from Tenant until fully credited to Tenant (or pay such amount to Tenant if this Lease has expired or terminated), and (iii) on the first day of the calendar month following the month in which Landlord's Operating Costs Estimate is given to Tenant and on the first day of each calendar month throughout the remainder of such year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Costs Payment.

                  B. On the first day of March of each year during the Term (beginning on the first day of March of the second year following the year in which the Commencement Date occurs), or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the grossed up Operating Costs for the preceding year. Within thirty (30) days after Landlord's giving of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenants' Operating Costs Payment for such preceding year as shown on such Landlord's statement, exceeds the aggregate of the monthly installments of Tenant's Operating Costs Payments paid during such preceding year. If Tenant's Operating Costs Payment, as shown on such Landlord's statement, is less than the aggregate of the monthly installments of Tenant's Operating Costs Payment actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing monthly installment(s) of Tenant's Operating Costs Payment due from Tenant until fully credited to Tenant.

                  C. If the Term ends on a date other than the last day of December, the actual Operating Costs for the year in which the Expiration Date occurs shall be prorated so that Tenant shall pay that portion of Tenant's Operating Costs Payment for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 5.1 shall survive the Expiration Date or any sooner termination provided for in this Lease.

         5.2.     A.       For purposes of this Lease, the term "OPERATING
COSTS" shall mean any and all expenses, costs and disbursements of every kind which Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all portions of the Project and which are allocated by Landlord to the Building (as opposed to the adjacent building(s)) on a reasonable and consistent basis. All Operating Costs shall be determined according to consistently applied accounting principles. Operating Costs include, without limitation, the following: (a) Wages, salaries, benefits and fees of all personnel or entities to the extent engaged in the operation, repair, maintenance, management, or safekeeping of the Project, including taxes, insurance, and benefits relating thereto and the costs of all supplies and materials used in the operation, repair, maintenance and security of the Project; (b) Cost of performance by Landlord's personnel of, or of all service agreements for, maintenance, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping for the Project. Such cost shall include the rental of personal property used by Landlord's personnel in the maintenance and repair of the Project; (c) Cost of utilities for the Project, including water, sewer, power, electricity for common areas, gas, fuel, lighting and all air-conditioning, heating and ventilating costs; (d) Cost of all insurance, including casualty and liability insurance applicable to the Project and to Landlord's equipment, fixtures and personal property used in connection therewith, business interruption or rent insurance against such perils as are commonly insured against by prudent landlords, such other insurance as may be required by any lessor or mortgagee of Landlord, and such other insurance which Landlord considers reasonably necessary in the operation of the Project, together with all appraisal and consultants' fees in connection with such insurance; (e) All Taxes. For purposes hereof, the term "TAXES" shall mean, all taxes, assessments, and other governmental charges, applicable to or assessed against the Project or any portion thereof, or applicable to or assessed against Landlord's personal property used in connection therewith, whether federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Project or the operation thereof or by other taxing authorities subsequently created, or otherwise, and any other taxes and assessments attributable to or assessed against all or any part of the Project or its operation; including any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project. If at any time during the Term there shall be levied, assessed, or imposed on Landlord or all or any part of the Project by any governmental entity any general or special ad valorem or other charge or tax directly upon rents received under leases, or if any fee, tax, assessment, or other charge is imposed which is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases or the occupancy or use of the Project or any portion thereof, such taxes, fees, assessments of other charges shall be deemed to be Taxes; provided, however, that any (i) franchise, corporation, income or net profits tax, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Project, which may be assessed against Landlord or the Project or both, (ii) transfer taxes assessed against Landlord or the Project or both, (iii) penalties or interest on any late payments of Landlord, and (iv) personal property taxes of Tenant or other tenants in the Project, shall be excluded from Taxes. If any or all of the Taxes paid hereunder are by law permitted to be paid in installments, notwithstanding how Landlord pays the same, then, for purposes of calculating Operating Costs, such Taxes shall be deemed to have been divided and paid in the maximum number of installments permitted by law, and there shall be included in Operating Costs for each year only such installments as are required by law to be paid within such year, together with interest thereon and on future such installments as provided by law; (f) Legal and accounting costs incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to the ownership rather than the operation of the Project), appraisal fees, consulting fees, all other professional fees and disbursements and all association dues;
(g) Cost of non-capitalized repairs and general maintenance for the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant, other tenants of the Project or other third parties); (h) Amortization of the cost of improvements or equipment which are capital in nature and which
(1) are for the purpose of reducing Operating Costs for the Project, up to the amount reasonably anticipated to be saved as a result of the installation thereof, as reasonably estimated by Landlord, or (2) are required by any governmental authority, or (3) replace any Building equipment needed to operate the Project at the same quality levels as prior to the replacement. All such costs, including interest thereon, shall be amortized on a straight-line basis over the useful life of the capital investment items, as reasonably determined by Landlord, but in no event beyond the reasonable useful life of the Project as a first class office project; (i) the Project management office rent or rental value; (j) a management fee comparable to that being charged by institutional landlords of comparable projects in the Comparison Area, but not to be less than four percent (4%) or more than five percent (5%) of revenues from the Building (whether or not Landlord engages a manager for the Project or manages the Project with Landlord's personnel) and all items reimbursable to the Project manager, if any, pursuant to any management contract for the Project; and (k) amounts payable to any associations created under any instruments of record affecting the Building or the Land, as amended from time to time.

                  B. "Operating Costs" shall not include (a) costs for any capital repairs, replacements or improvements, except as provided above; (b) expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant, warrantor or otherwise), to the extent of funds received by Landlord; (c) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants);
(d) payments for rented equipment, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment were purchased; (e) interest or amortization payments on any mortgages; (f) net basic rents under ground leases; (g) costs representing an amount paid to an affiliate of Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (h) costs specially billed to and paid by specific tenants; (i) damage and repairs to the extent actually reimbursed to Landlord under any insurance policy carried by Landlord in connection with the Building, Common Areas or Parking Facilities; j) Landlord's general overhead expenses not related to the Building, Common Areas or Parking Facility; (k) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants of the vacant space within the Building; (l) costs incurred due to a violation by Landlord or any other tenant in the Building of the terms and conditions of any lease; (m) rentals and other related expenses for leasing HVAC systems, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Building or the Project) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Costs pursuant to this Lease; (n) depreciation, amortization and interest payments, except as specifically included in Operating Costs pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; or (o) interest and tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due. There shall be no duplication of costs or reimbursements. Operating Costs attributable to the Common Areas or Parking Facilities in general will be equitably prorated among all of the buildings in the Project and Tenant shall be responsible for Tenant's Share of those costs attributable to the Building. In the event of any dispute as to the amount of Tenant's Share of Operating Costs, Tenant or a nationally recognized accounting firm selected by Tenant and reasonably satisfactory to Landlord (billing hourly and not on a contingency fee basis) will have the right, by prior written notice ("AUDIT NOTICE") given within sixty (60) days ("AUDIT PERIOD") following receipt of Landlord's annual reconciliation ("ACTUAL STATEMENT") and at reasonable times during normal business hours, to audit Landlord's accounting records with respect to Operating Costs relative to the year to which such Actual Statement relates at the offices of Landlord's property manager. In no event will Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts, (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or costs relative to such inspection, or (iv) perform any other tasks other than making available such accounting records as aforesaid. Neither Tenant nor its auditor may leave the offices of Landlord's property manager with copies of any materials supplied by Landlord. Tenant must pay Tenant's Share of Operating Costs when due pursuant to the terms of this Lease and may not withhold payment of Operating Costs or any other rent pending results of the audit or during a dispute regarding Operating Costs. The audit must be completed within thirty
(30) days of the date of Tenant's Audit Notice and the results of such audit shall be delivered to Landlord within forty-five (45) days of the date of Tenant's Audit Notice.

If Tenant does not comply with any of the aforementioned time frames, then such Actual Statement will be conclusively binding on Tenant. If such audit or review correctly reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord agrees to reimburse Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge. In all cases, Tenant agrees to pay the cost of such audit. Tenant agrees to keep the results of the audit confidential and will cause its agents, employees and contractors to keep such results confidential. To that end, Landlord may require Tenant and its auditor to execute a confidentiality agreement provided by Landlord.

                  C. For purposes of this Section 5.2.C, the term "CONTROLLABLE OPERATING COSTS" shall mean all Operating Costs (as defined above) except those Operating Costs described in subsections 5.2(A)(c), 5.2(A)(d) and 5.2(A)(e) above. Notwithstanding anything to the contrary contained herein and solely for purposes of calculating Tenant's Operating Costs Payment, the aggregate Controllable Operating Costs for any year after the Base Year shall not increase more than seven percent (7%) over the maximum permitted Controllable Operating Costs for the immediately preceding year (regardless of the actual Controllable Operating Costs incurred for such preceding calendar year); provided, however, if the actual Controllable Operating Costs for any calendar year are greater than the maximum amount permitted to be charged to Tenant hereunder, the difference shall be added to Controllable Operating Costs for succeeding calendar years until such excess(es) is/are exhausted. The maximum permitted Controllable Operating Costs for the Base Year shall be the actual amounts of permitted Controllable Operating Costs for the Base Year.

         5.3. If the Building is not fully completed (in accordance with the base building plans for the Building), occupied (meaning ninety-five percent (95%) of the Net Rentable Area of the Building) and/or assessed (for purposes of Taxes) during any full or fractional year of the Term (including the Base Year), the actual Operating Costs (including Taxes) shall be adjusted for such year to an amount which Landlord estimates would have been incurred in Landlord's reasonable judgment had the Building been ninety-five percent (95%) completed, occupied and fully assessed.

         5.4. If during the Term any change occurs in either the number of square feet of the Net Rentable Area of the Premises or of the Net Rentable
Area of the Building, Tenant's Share of Operating Costs shall be adjusted, effective as of the date of any such change. Landlord shall promptly notify Tenant in writing of such change and the reason therefor. Any changes made pursuant to this Section 5.4 shall not alter the computation of Operating Costs as provided in this Article 5, but, on and after the date of any such change, Tenant's Operating Costs Payment pursuant to Section 5.1A shall be computed upon Tenant's Share thereof, as adjusted. If such estimated payments of Tenant's Share are so adjusted during a year, a reconciliation payment for Tenant's Share of Operating Costs pursuant to this Article 5 for the calendar year in which such change occurs shall be computed pursuant to the method set forth in Section 5.1B, such computation to take into account the daily weighted average of Tenant's Share of Operating Costs during such year.

                                    ARTICLE 6

                                     PARKING

         Subject to the terms hereof, Landlord hereby grants to Tenant a license to use in common with other tenants and with the public the Parking Facility and shall issue Parking Permits for such use. Each such Parking Permit shall entitle Tenant to one (1) unassigned parking space in the Parking Facility. Each reserved Parking Permit shall entitle Tenant to one (1) reserved, covered parking space in the Parking Facility in a location to be designated by Landlord from time to time in Landlord's reasonable discretion. Notwithstanding anything above to the contrary, Landlord shall have the right, in its sole and absolute discretion, to provide up to ten (10) of such reserved Parking Permits in the uncovered parking lot depicted on EXHIBIT "B". Any costs incurred by Landlord to designate Tenant's reserved parking spaces as reserved for Tenant shall be paid by Tenant, as additional rent, within ten (10) days after Tenant's receipt of an invoice therefor. All such parking shall be free of charge throughout the initial Lease Term. Thereafter, the charge for all parking shall be at the prevailing rates as determined by Landlord. The number of parking permits to be issued to Tenant is set forth in Section 1.1P. Landlord shall not be obligated to provide Tenant with any additional Parking Permits. If Tenant fails to observe the Rules and Regulations with respect to the Parking Facility, then Landlord, at its option, shall have the right to treat such failure as a default under this Lease and to terminate Tenant's Parking Permits, without legal process, and to remove Tenant's vehicles and those of its employees, licensees or invitees and all of Tenant's personal property from the Parking Facility. If all or any portion of the Parking Facility shall be damaged or rendered unusable by fire or other casualty or any taking pursuant to eminent domain proceeding (or deed in lieu thereof), and as a result thereof Landlord or the garage operator is unable to make available to Tenant the parking provided for herein, then the number of cars which Tenant shall be entitled to park hereunder shall be proportionately reduced so that the number of cars which Tenant may park in the Parking Facility after the casualty or condemnation in question shall bear the same ratio to the total number of cars which can be parked in the Parking Facility at such time as the number of cars Tenant had the right to park in the Parking Facility prior to such casualty condemnation bore to the aggregate number of cars which could be parked therein at that time.

                                    ARTICLE 7

                             UTILITIES AND SERVICES

         7.1      A.       During the Term, Landlord shall furnish Tenant with
the following services: (a) hot and cold water in Building Standard bathrooms and chilled water in Building Standard drinking fountains; (b) heating, ventilating or air-conditioning, as appropriate, during Business Hours (as defined in Article 26) at such temperatures and in such amounts as customarily and seasonally provided to tenants occupying comparable space in first-class office buildings in the San Diego Corporate Center/Del Mar Heights office submarket area ("COMPARISON AREA"); (c) electrical wiring and facilities and power for normal general office use to accommodate a maximum capacity of seven and one-half (7.5) watts limited to a maximum demand consumption of three and one-quarter (3.25) watts per square foot of Usable Area in the Premises available at the bus riser during all hours; (d) electric lighting for the Common Areas of the Project; (e) passenger elevator service, in common with others, for access to and from the Premises twenty-four (24) hours per day, seven (7) day per week; provided, however, that Landlord shall have the right to limit the number of (but not cease to operate all) elevators to be operated after Business Hours and on Saturdays, Sundays and Holidays; (f) janitorial cleaning services; (g) facilities for Tenant's loading, unloading, delivery and pick-up activities, including access thereto during Business Hours, subject to the Rules and Regulations, the type of facilities, and other limitations of such loading facilities; and (h) replacement, as necessary, of all Building Standard lamps and ballasts in Building Standard light fixtures within the Premises. All services referred to in this Section 7.1A shall be provided by Landlord and paid for by Tenant as part of Tenant's Operating Costs Payment.

                  B. If Tenant requires electricity, air-conditioning, heating or other services, including cleaning services, routinely supplied by Landlord for hours or days in addition to the hours and days specified in
Section 7.1A, Landlord shall make commercially reasonable efforts to provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the amount Landlord reasonably determines to be its total actual cost of providing such additional service as further described below. Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in default under this Lease unless Tenant pays to Landlord, in advance, the actual cost of such additional service. If Tenant uses electricity, water or heat or air-conditioning in the Premises during hours or days in addition to the hours and days specified in
Section 7.1A or otherwise in excess of that required to be supplied by Landlord pursuant to Section 7.1.A above, or if Tenant's consumption of electricity in the Premises shall exceed three and one-quarter (3.25) watts of lights and receptacle demand electrical load per square foot of Usable Area of the Premises, Tenant shall pay to Landlord, upon billing, all actual costs incurred by Landlord in connection with the provision of such excess consumption, the actual cost of the installation, operation, and maintenance of equipment which is installed in order to supply and measure such excess consumption, the actual cost of the increased wear and tear on existing or future equipment in the Building caused by such excess consumption and depreciation of any such equipment. If any machinery or equipment which generates abnormal heat or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises is used in the Premises and if Tenant has not, within five
(5) days after demand from Landlord, taken such steps, at Tenant's expense, as shall be necessary to cease such adverse affect on the air-conditioning or heating system, Landlord shall have the right to install supplemental air-conditioning or heating units in the Premises, and the full cost of such supplemental units (including the cost of acquisition, installation, operation, use and maintenance thereof) shall be paid by Tenant to Landlord in advance or on demand.

                  C. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's sole cost, if, in Landlord's reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises,
(ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses, or (iv) interfere with or disturb other tenants or occupants of the Building.

         7.2. Landlord's obligation to furnish the utility services specified herein shall be subject to the rules and regulations of the supplier of such electricity or other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services. Landlord shall have the right, at Landlord's option, upon not less than thirty (30) days' prior written notice to Tenant (provided such prior notice will be less if either the discontinuance of such service is required by applicable law or Landlord receives shorter notice from the utility company providing electricity or other utility service), to discontinue utility services to the Premises and arrange for a direct connection thereof through a public utility supplying such service. If Landlord gives such notice of discontinuance, Landlord shall make all necessary arrangements with the public utility supplying such utility service directly to the Building to furnish such utility service to the Premises, and, unless prohibited by law or regulations of such public utility, Landlord shall not discontinue such utility service to the Premises until such public utility is ready to supply service to the Premises. Tenant shall, however, be responsible for contracting promptly and directly with such public utility supplying such service and for paying all deposits for, and all costs relating to, such service.

         7.3. No failure to furnish, or any stoppage of, the services referred to in this Article 7 resulting from in any cause shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease. Should any malfunction of any systems or facilities occur within the Project or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and Tenant, except as otherwise expressly provided below, shall have no claim for rebate, abatement of Rent, or damages because of malfunctions or any such interruptions in service. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

         7.4. Tenant may, at its sole cost and expense, install its own security system ("TENANT'S SECURITY SYSTEM") in the Premises; provided, however, that Tenant shall coordinate the installation and operation of Tenant's Security System with Landlord to assure that Tenant's Security System is, in Landlord's reasonable discretion, compatible with Landlord's security system and the Building systems and equipment and to the extent that Tenant's Security System is not compatible with Landlord's security system and the Building systems and equipment, Tenant shall not be entitled to install or operate it. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation and removal (upon the expiration or earlier termination of this Lease) of Tenant's Security

System. Tenant acknowledges and agrees that Tenant's obligations to indemnify, defend and hold Landlord harmless as provided in Article 17 of this Lease shall apply to Tenant's use and operation of Tenant's Security System and that the installation of Tenant's Security System shall be subject to the terms and conditions of Article 10 of this Lease. Landlord and Tenant acknowledge and agree that nothing contained in this Section 7.4 shall be construed to limit the rights of Landlord under Article 20 of this Lease. In connection with Tenant's installation of Tenant's Security System, Tenant shall provide to Landlord, commencing with the installation of Tenant's Security System in the Premises, the telephone number(s) of an authorized representative of Tenant to whom Landlord shall give reasonable prior notice (as determined by Landlord, given the circumstances, emergency or otherwise) in the event Landlord must enter the Premises pursuant to Article 20 hereof, but in no event shall Landlord, following Landlord's provision of such reasonable notice to Tenant's authorized representative, be obligated to delay Landlord's entry into the Premises or to monitor or otherwise operate Tenant's Security System while inside the Premises.

                                    ARTICLE 8

                            ASSIGNMENT AND SUBLETTING

         8.1. Neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, or in any sublease or the rent thereunder. The Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord in the manner hereinafter provided. As indicated in, and subject to, Section 8.4 below, Landlord's consent shall not be unreasonably withheld. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto.

         8.2.     An assignment of this Lease shall be deemed to have occurred
(a) if, in a single transaction or in a series of transactions, a more than fifty percent (50%) interest in Tenant, any guarantor of this Lease, or any subtenant (whether stock, partnership, interest or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such subtenant have less than a Fifty percent (50%) interest in Tenant, such guarantor or such subtenant, or (b) if Tenant's obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or subtenant through the "OVER-THE-COUNTER" market or any recognized national securities exchange shall not be included in the calculation of such 50% interest in clause
(a) above.

         8.3. Notwithstanding anything to the contrary in Section 8.1, Tenant shall have the right, upon notice to Landlord, to (a) sublet or license all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common-control with Tenant; or (b) assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that (i) such successor corporation assumes all of the obligations and liabilities of Tenant and shall have assets, capitalization and net worth at least sufficient to perform the obligations of Tenant under this Lease, accounting for the obligations assumed by such successor in such transaction, (ii) Tenant shall provide in its notice to Landlord the information required in Section 8.4, and (iii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. An assignee of Tenant's entire interest in this Lease may be referred to herein as a "PERMITTED ASSIGNEE". No such transaction shall operate to release Tenant from any liability under this Lease. For the purpose hereof "CONTROL" shall mean ownership of not less than fifty percent (50%) of all the voting stock or legal and equitable interest in such corporation or entity.

         8.4. If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than the time required for notice under Section 8.3 in the case of an assignment or subletting, or thirty (30) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying (a) the name, current address, and business of the proposed assignee or sublessee, (b) the amount and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date and duration of the assignment or subletting, and (d) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may request to evaluate the proposed assignment or sublease. For assignments and sublettings other than those permitted by Section 8.3, Landlord shall have fifteen (15) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Articles 17, 19 and 22 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then 50% of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) Business Days after receipt thereof by Tenant; or (iii) to refuse, in Landlord's reasonable discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. Landlord cannot unreasonably withhold its consent, but the parties agree that Landlord shall be deemed reasonable in its refusal to consent to an assignment or subletting for the following reasons (without limiting any other reasons): the proposed assignee or subtenant is not financially creditworthy, is a governmental authority or agency, an organization or person enjoying sovereign or diplomatic immunity, a medical or dental practice or a user that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand on or use of the facilities or services of the Building. It shall also be reasonable for Landlord to refuse to consent to any assignment or subletting if (x) Tenant is then in default under this Lease, or (y) such assignment of subletting would cause a default under another lease in the Building or under any ground lease, deed of trust, mortgage, restrictive covenant, easement or other encumbrance affecting the Project. If Landlord should fail to notify Tenant in writing of such election within the aforesaid fifteen (15) day period, Landlord shall be deemed to have elected option (iii) above. Tenant agrees to reimburse Landlord for reasonable legal fees not to exceed One Thousand Dollars ($1,000.00), and any other reasonable costs incurred by Landlord in connection with any proposed assignment or subletting and such payment shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

         8.5. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Article 8 shall be void and shall constitute a material breach of this Lease. In no event, shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence, or defaults of Tenant.

         8.6. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Project. Landlord may transfer its interest in the Project without the consent of Tenant.

                                    ARTICLE 9

                                     REPAIRS

         9.1. Landlord agrees to repair and maintain the structural portions of the Building and the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are (i) attributable to items installed in the Premises by Tenant or which are above standard interior improvements (such as, for example, custom lighting, special HVAC and/or electrical panels or systems, kitchen or restroom facilities and appliances constructed or installed within the Premises) or (ii) caused by the negligence or willful misconduct or gross negligence of Tenant or its agents, contractors, invitees and licensees, in which case Tenant will pay to Landlord, as additional rent, the cost of such maintenance and repair plus a fee equal to fifteen percent (15%) of the actual costs to cover overhead and a fee for Landlord's agent or manager. Amounts payable by Tenant pursuant to this
Section 9.1 shall be payable on demand after receipt of an invoice therefor from Landlord. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate, or paint the Premises, the Building or the Project or any part thereof, except as specifically set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixtures or personal property of Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and or any similar law, statute or ordinance now or hereafter in effect.

         9.2. Tenant shall keep the Premises (including the Leasehold Improvements) in good order and in a safe, neat and clean condition, and, when and if needed, at Tenant's sole cost and expense, shall make all repairs to the Premises and every part thereof. In the event Tenant fails to promptly commence and diligently pursue the performance of such maintenance or the making of such repairs or replacements, then Landlord, at its option, may perform such maintenance or make such repairs and Tenant shall reimburse Landlord, on demand after Tenant receives an invoice therefor, the cost thereof plus a fee equal to fifteen percent (15%) of the actual costs to cover overhead and a fee for Landlord's agent or manager.

         9.3. All repairs made by Tenant pursuant to Section 9.2 shall be performed in a good and workmanlike manner by contractors or other repair personnel selected by Tenant from an approved list of contractors and repair personnel maintained by Landlord in the Project's management office; provided, however, that neither Tenant nor its contractors or repair personnel shall be permitted to do any work affecting the Central Systems (as such term is defined in EXHIBIT "C" hereof). In no event shall such work be done for Landlord's account or in a manner which allows any liens to be filed in violation of
Article 11. To the extent any repairs involve the making of alterations to the Premises, Tenant shall comply with the provisions of Article 10.

         9.4. Subject to the other provisions of this Lease imposing obligations regarding repair upon Tenant, Landlord shall repair all machinery and equipment necessary to provide the services of Landlord described in Article 7 (provided that Tenant shall pay the costs of any repair to such systems or any part thereof damaged by Tenant and Tenant's employees, customers, clients, agents, licensees and invitees) and for repair of all portions of the Project which do not comprise a part of the Premises and are not leased to others.

                                   ARTICLE 10

                                   ALTERATIONS

         10.1. Tenant shall not at any time during the Term make any alterations to the Premises without first obtaining Landlord's written consent thereto, which consent Landlord shall not unreasonably withhold or delay; provided, however, that Landlord shall not be deemed unreasonable by refusing to consent to any alterations which are visible from the exterior of the Building or the Project, which will or are likely to cause any weakening of any part of the structure of the Premises, the Building or the Project or which will or are likely to cause damage or disruption to the Central Systems or which are prohibited by any underlying ground lease or mortgage. Notwithstanding the foregoing, Landlord's prior approval will not be required for any alterations to the interior of the Premises which are not visible from the exterior of the Premises which are either cosmetic in nature (such as floor or wall coverings) or are nonstructural in nature and do not affect any Central Systems and cost less than Ten Thousand Dollars ($10,000.00) in the aggregate, provided Landlord receives prior notice thereof and the other conditions set forth in this Article 10 are satisfied. Should Tenant desire to make any alterations to the Premises, Tenant shall submit all plans and specifications for such proposed alterations to Landlord for Landlord's review before Tenant allows any such work to commence, and Landlord shall promptly approve or disapprove such plans and specifications for any of the reasons set forth in this Section 10.1 or for any other reason reasonably deemed sufficient by Landlord. Tenant shall select and use only contractors, subcontractors or other repair personnel from those listed on Landlord's approved list maintained by Landlord in the Project management office. Upon Tenant's receipt of written approval from Landlord, and upon Tenant's payment to Landlord of a reasonable fee prescribed by Landlord for the work of Landlord and Landlord's employees and representatives in reviewing and approving such plans and specifications, Tenant shall have the right to proceed with the construction of all approved alterations, but only so long as such alterations are in strict compliance with the plans and specifications so approved by Landlord and with the provisions of this Article 10. All alterations shall be made at Tenant's sole cost and expense, by contractors retained by Tenant pursuant to this Section 10.1 above; however, if Tenant requests, and Landlord agrees, that Landlord shall retain the contractors, Tenant shall pay to Landlord a fee of fifteen percent (15%) of the actual costs of such work to cover Landlord's overhead and a fee for Landlord's agent or manager in supervising and coordinating such work. In no event, however, shall anyone other than Landlord or Landlord's employees or representatives perform work to be done which affects the Central Systems.

         10.2. All construction, alterations and repair work done by or for Tenant shall (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect the safety of the Project, the Building or the Premises or the systems thereof and not affect the Central Systems; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements; (d) not result in any usage in excess of Building Standard of water, electricity, gas, or other utilities or of heating, ventilating or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto; (e) be completed promptly and in a good and workmanlike manner and in compliance with all rules and regulations promulgated by Landlord; and (f) not disturb Landlord or other tenants in the Building. After completion of any alterations to the Premises, Tenant will deliver to Landlord a copy of "as built" plans and specifications depicting and describing such alterations.

         10.3. All Leasehold Improvements, alterations and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord's property (except for Tenant's furniture, personal property and movable trade fixtures) and shall not be removed without Landlord's written consent; provided, however, Landlord may, by notice to Tenant given concurrently with Landlord's approval of any alterations or physical additions made to the Premises after the Commencement Date, elect to require Tenant to remove same upon the expiration or earlier termination of the Term of this Lease. Tenant agrees to remove, at its sole cost and expense, all of Tenant's furniture, personal property and movable trade fixtures, and, if directed to or permitted to do so by Landlord in writing, all, or any part of, the alterations and other physical additions made by Tenant to the Premises, on or before the Expiration Date or any earlier date of termination of this Lease. Tenant shall repair, or promptly reimburse Landlord for the cost of repairing, all damage done to the Premises or the building by such removal. Any alterations or physical additions made by Tenant which Landlord does not direct or permit Tenant to remove at any time during or at the end of the Term shall become the property of Landlord at the end of the Term without any payment to Tenant. Landlord reserves the right to require Tenant to remove any alterations or physical additions made by Tenant to which Landlord did not expressly consent. If Tenant fails to remove any of Tenant's furniture, personal property or movable trade fixtures by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any alterations and other physical additions made by Tenant to the Premises which Landlord has in writing directed Tenant to remove, Landlord shall have the right, on the fifth (5th) day after Landlord's delivery of written notice to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all costs of such disposition of Tenant's abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 10.3 shall survive the expiration or any earlier termination of this Lease.

                                   ARTICLE 11

                                      LIENS

         Tenant shall keep the Project, the Building and the Premises and Landlord's interest therein free from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of Tenant (other than by Landlord pursuant to Exhibit "C"). Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished to Tenant except as furnished to Tenant by Landlord pursuant to Exhibit "C". If any lien is filed for such work or materials, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within ten (10) days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the State of California to cover the amount of the lien claim plus any penalties, interest, attorneys' fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond such lien within ten
(10) calendar days after written demand from Landlord, Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and attorneys' fees.

                                   ARTICLE 12

                          USE AND COMPLIANCE WITH LAWS

         12.1 The Premises shall be used only for the uses specifically set forth in Section 1.1Q and for no other purposes whatsoever. Tenant shall use and maintain the Premises in a clean, careful, safe, lawful and proper manner and shall not allow within the Premises, any offensive noise, odor, conduct or private or public nuisance or permit Tenant's employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Building or in the Project. Any statement as to the particular nature of the business to be conducted by Tenant in the Premises and uses to be made thereof by Tenant as set forth in Section 1.1Q hereof shall not constitute a representation or warranty by Landlord that such business or uses are lawful or permissible under any certificate of occupancy for the Premises or the Building or are otherwise permitted by law. Landlord does, however, represent that any certificate of occupancy issued with respect to the Premises shall allow use for executive and administrative offices.

         12.2. Tenant shall, at Tenant's sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, (b) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant, (c) comply with all insurance requirements applicable to the Premises and (d) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under clauses (a),
(b) or (c) above. If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

         12.3. Because Tenant is preparing the Construction Drawings for the Leasehold Improvements, Tenant shall be solely responsible for causing, at Tenant's sole cost and expense, the Premises (including the Leasehold Improvements therein) to comply with the Americans With Disabilities Act of 1990, as subsequently amended (the "ADA"), and all similar federal, state and local laws, rules and regulations and subsequent amendments thereof; provided, however, that Landlord shall be responsible for causing the other portions of the Building (excluding the Premises) to comply with the requirements of the ADA and other applicable laws in effect as of the date of this Lease including such laws pertaining to the presence of Hazardous Materials and seismic requirements. Further, Operating Costs shall not include any cost (if any) incurred by Landlord in connection with upgrading the Building or the Premises to comply with the requirements of the ADA and other applicable laws that are in effect as of the date of this Lease, including penalties or damages incurred due to such noncompliance; provided, however that to the extent such costs are incurred as a result of Tenant's specific use of the Premises, or as a result of any alterations to the Premises made by or on behalf of Tenant, in which case such costs will be the sole responsibility of Tenant. Landlord shall use commercially reasonable efforts to remedy any problems which may arise with systems and equipment serving the Building as a result of the transition from calendar year 1999 to calendar year 2000 and the expense of such efforts shall be excluded from Operating Costs. Upon written request from Tenant, Landlord shall provide Tenant with documentation reasonably evidencing Landlord's compliance with the requirements of this Section 12.3.

                                   ARTICLE 13

                              DEFAULT AND REMEDIES

         13.1. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" of Tenant under this Lease: (a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than five (5) days after Landlord gives Tenant notice of past due Rent; (b) if the Premises are abandoned or if Tenant fails to take possession of the Premises on the Commencement Date or promptly thereafter; (c) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge or bond such lien or post such security with Landlord as is required by Article 11; (d) if Tenant violates the provisions of
Article 8 by attempting to make an unpermitted assignment or sublease; (e) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure; or (f) if Tenant fails to perform or observe any other terms of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time a failure to complete such correction could cause Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause, a default under any mortgage, underlying lease, tenant leases or other agreements applicable to the Project. The provisions of any notice given pursuant to the foregoing will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, California Code of Civil Procedure Section 1161 regarding unlawful detainer actions and any successor statute or similar law)

         13.2. If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

                  A. The worth at the time of award of all unpaid Base Rent and Additional Rent which had been earned at the time of termination;

                  B. The worth at the time of award of the amount by which all unpaid Base Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                  C. The worth at the time of award of the amount by which all unpaid Base Rent and Additional Rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                  D. All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the Interest Rate. The "worth at the time of award" of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         Notwithstanding the occurrence of an Event of Default, pursuant to California Civil Code Section 1951.4, or any successor statute thereof, Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover all rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable restrictions. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant. The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

         13.3. No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.

         13.4. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Landlord's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may arise between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant from Landlord.

         13.5. The rights granted to Landlord in this Article 13 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including all attorneys' fees incurred in connection with the collection of any sums due hereunder or the enforcement of any right or remedy of Landlord.

         13.6. Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Section 25.5 of this Lease; provided, however: (a) Tenant shall have no right to offset or abate Rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; (c) Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies; and (d) in no event shall Landlord be liable for consequential damages or loss of business profits.

                                   ARTICLE 14

                                    INSURANCE

         14.1.    A.      Tenant, at its sole expense, shall obtain and keep in
force during the Term the following insurance: (a) "SPECIAL FORM" insurance insuring all property located in the Premises, including furniture, equipment, fittings, installations, fixtures, supplies and any other personal property, leasehold improvements and alterations, including the Leasehold Improvements ("TENANT'S PROPERTY"), in an amount equal to ninety percent (90%) of the full replacement value, it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property;
(b) Extra Expense insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under
Section 14.1(a) or attributable to the prevention of access to the Premises by civil authority; (c) Commercial general public liability insurance including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant's indemnities set forth herein, and products and completed operations liability, in limits not less than Two Million Dollars ($2,000,000) inclusive per occurrence or such higher limits as Landlord may reasonably require from time to time during the Term; (d) Worker's Compensation and Employer's Liability insurance, in form and amount as required by applicable law for Worker's Compensation, and One Million Dollars ($1,000,000) per occurrence for Employer's Liability; and (e) any other form or forms of insurance or any changes or endorsements to the insurance required herein as Landlord, or any mortgagee or lessor of Landlord may reasonably require, from time to time, in form or in amount, and for insurance risks against which a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates.

                  B. Tenant shall have the right to include the insurance required by Section 14.1A under Tenant's policies of "BLANKET INSURANCE," provided that no other loss which may also be insured by such blanket insurance shall affect the insurance coverages required hereby and further provided that Tenant delivers to Landlord a certificate specifically stating that such coverages apply to Landlord, the Premises and the Project. All policies of insurance required by Section 14.1A(c) shall name Landlord as additional insured and shall also name all mortgagees and lessors of Landlord, of which Tenant has been notified, additional insureds, all as their respective interest may appear. All such policies or certificates shall be issued by insurers reasonably acceptable to Landlord and in form satisfactory to Landlord. Tenant shall deliver to Landlord certificates with certificates of policies, together with satisfactory evidence of payment of premiums for such policies, by the Commencement Date and, with respect to renewals of such policies, not later than thirty (30) days prior to the end of the expiring term of coverage. All policies of insurance shall be endorsed to be primary and noncontributory to any insurance which may be carried by Landlord. All such policies shall contain an agreement by the insurers that the insurers shall notify Landlord and any mortgagee or lessor of Landlord in writing, by certified mail, return receipt requested, not less than thirty (30) days before any material change, cancellation, including cancellation for nonpayment of premium, or other termination thereof or change therein and shall (with respect to the insurance required by clauses (a) and (b) of Section 14.1A) include a clause or endorsement denying the insurer any rights or subrogation against Landlord.

         14.2. Landlord shall insure the Building and the Project (but excluding the Leasehold Improvements) against damage with property insurance and shall carry commercial general public liability insurance, all in such amounts and with such deductible as Landlord reasonably deems appropriate. As provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant's Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

         14.3. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord's insurers which are provided in writing to Tenant. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

         14.4. Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, "Special Form" or similar policies covering real property or personal property (or which would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance required by this Lease). Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease. Insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers.

                                   ARTICLE 15

                          DAMAGE BY FIRE OR OTHER CAUSE

         15.1. If the Building or any portion thereof (exclusive of the Premises) is damaged or destroyed by any casualty to the extent that, in Landlord's reasonable judgment, (a) repair of such damage or destruction would not be economically feasible, or (b) the damage or destruction to the Building cannot be repaired within two hundred seventy (270) days after the date Landlord learns of the necessity for repairs as a result of such damage or destruction, or if the proceeds from insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this Lease (provided Landlord terminates the leases, where Landlord has the right to do so, of all of the other tenants of the Building similarly affected) by giving Tenant notice of such termination, within sixty (60) days after the date Landlord learns of the necessity for repairs as a result of such damage or destruction.

         15.2. If the Premises or any portion thereof is damaged or destroyed by any casualty, and if, in Landlord's reasonable opinion, the Premises cannot be rebuilt or made fit for Tenant's purposes within two hundred seventy (270) days after the date Landlord learns of the necessity for repairs as a result of such damage or destruction, or if the proceeds from the insurance Landlord is required to maintain pursuant to Article 14 hereof (or the amount of proceeds which would have been available if Landlord was carrying such insurance) are insufficient to repair such damage or destruction, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving the other written notice, within sixty (60) days after Landlord learns of the necessity for repairs as a result of such damage or destruction.

         15.3. In the event of partial destruction or damage to the Building or the Premises which is not subject to Section 15.1 or 15.2, but which renders the Premises partially but not wholly untenantable or renders the Premises wholly untenantable for a short enough period of time that this Lease is not otherwise terminated in accordance with the terms of this Article 15, this Lease shall not terminate and Rent shall be abated in proportion to the area of the Premises which cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to force majeure (as defined in Section 25.6) or to Tenant Delay and to the extent and availability of insurance proceeds, restore the Premises to as near the same condition as existed prior to such partial damage or destruction. If Landlord fails to proceed with reasonable diligence to rebuild the Premises, or if the Premises are not repaired or rebuilt within two hundred seventy (270) days after Landlord learns of the necessity for repairs as a result of such damage or destruction, for a reason other than force majeure or Tenant Delays, then Tenant may, at Tenant's sole option, elect to terminate this Lease upon thirty (30) days written notice to Landlord, unless Landlord cures the failure within such thirty (30) day period of time, in which case Tenant's termination notice shall be of no effect. In no event shall Rent abate (except to the extent Landlord recovers insurance therefor) nor shall any termination by Tenant occur if damage to or destruction of the Premises is the result of the negligence or willful act of Tenant, or Tenant's agents, employees, representatives, contractors, successors, assigns, licensees or invitees.

         15.4. If any material portion of the Premises is destroyed by fire or other causes at any time during the last year of the Term, such that the Premises or a material portion thereof cannot be occupied for in excess of thirty (30) days as a result thereof, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within fifteen (15) days after the date of such destruction.

         15.5. Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of the Premises.

         15.6. In the event of termination of this Lease pursuant to Sections 15.1, 15.2, 15.3 or 15.4, all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

         15.7. In the event of any damage or destruction of all or any part of the Premises, Tenant shall: (a) immediately notify Landlord thereof, and (b) within thirty (30) days of such damage or destruction, deliver to Landlord all insurance proceeds received by Tenant with respect to the Leasehold Improvements and Tenant's alterations and improvements to the Premises (excluding proceeds for Tenant's furniture and other personal property), whether or not this Lease is terminated as permitted in this Article 15, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If Tenant fails to receive insurance proceeds covering the full replacement cost of such Leasehold Improvements and Tenant's alterations and improvements to the Premises which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Leasehold Improvements and Tenant's alterations and improvements, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

                                   ARTICLE 16

                                  CONDEMNATION

         16.1. In the event the whole or substantially the whole of the Building or the Premises are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "CONDEMNATION"), this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority.

         16.2. In the event any portion of the Building shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord's judgment, is such that the Building cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease (provided Landlord also terminates the leases of the other tenants of the Building similarly situated), effective as of the date specified by Landlord (at least sixty (60) days in the future) in a written notice of termination from Landlord to Tenant.

         16.3. In the event any portion of the Parking Facility shall be taken by condemnation, which taking in Landlord's judgment is such that the Parking Facility cannot be restored in an economically feasible manner for use substantially as originally designed, including in such consideration the possible use of additional Parking Facility in the vicinity of the Building, then Landlord shall have the right, at Landlord's option, to terminate this Lease (provided Landlord also terminates the leases, where Landlord has the right to do so, of the other tenants of the Building similarly affected), effective as of the date specified by Landlord (at least sixty (60) days in the future) in a written notice of termination from Landlord to Tenant.

         16.4. In the event that a portion, but less than substantially the whole, of the Premises shall be taken by condemnation, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and unless Landlord exercises its option to terminate this Lease pursuant to Section 16.2 or Tenant exercises its option to terminate this Lease pursuant to this Section 16.4 below, this Lease shall remain in full force and effect as to the remainder of the Premises. If any part of the Premises shall be taken by condemnation and such partial condemnation renders the Premises unusable for the business of Tenant, as reasonably determined by Tenant, or in the event a substantial portion of the Building or the Parking Facility is taken by condemnation rendering the Premises unusable for the business of Tenant, as reasonably determined by Tenant, then in either such event Tenant may elect to terminate this Lease as of the date specified by Tenant in a written notice of termination from Tenant to Landlord, which date shall not be later than sixty (60) days following the date of the taking. If such condemnation is not sufficiently extensive to render the Premises unusable for the business of Tenant as reasonably determined by Tenant, and Landlord has not elected to terminate this Lease in accordance with the provisions of Section 16.2, 16.3 or this Section 16.4, then Landlord shall promptly restore the Premises to a condition comparable to its condition immediately prior to such condemnation (excluding Tenant's alterations, furniture, fixtures and equipment), less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect, except that after the date of any such taking of the Premises, the Rent shall be equitably apportioned from and after such date.

         16.5. In the event of termination of this Lease pursuant to the provisions of Section 16.1, 16.2, or 16.3, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

         16.6. All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant.

         16.7. If any portion of the Project other than the Building or the Parking Facility is taken by condemnation, or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term hereof. In the event of any such condemnation of any portion of the Project other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of that award. In the event of any permanent taking of the Premises, Tenant will have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant relocation expenses, and for any loss of good will or other damage to Tenant's business by reason of such taking, but Tenant will not be entitled to any so-called bonus or excess value of this Lease, which will be the sole property of Landlord.

         16.8. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future law, ordinance or governmental regulation providing for, or allowing either party to petition the courts of the state in which the Project is located for, a termination of this lease upon a partial taking of the Premises and/or the Building.

                                   ARTICLE 17

                                 INDEMNIFICATION

         17.1. Tenant shall, and hereby agrees to, indemnify and hold Landlord harmless from any damage to any property or injury to, or death of, any person arising from (a) the use or occupancy of the Premises, or (b) the negligent or intentionally wrongful use or occupancy of the Common Areas by Tenant, its agents, employees, representatives, contractors, successors, assigns, licensees, or invitees, except to the extent such damage or injury is caused by the negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors (in which case Landlord shall be responsible to the extent such damage or injury is not covered by insurance required to be carried by Tenant under this Lease or actually carried by Tenant). Landlord shall not be liable for any damage or injury caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by construction (except to the extent caused by the negligence or willful misconduct of Landlord (in which case Landlord shall be responsible to the extent such damage or injury is not covered by insurance required to be carried by Tenant under this Lease or actually carried by Tenant)) or by any private, public or quasipublic work. Tenant's foregoing indemnity shall include attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord in any connection therewith. The provisions of this Article 17 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination. If Landlord is made a party to any litigation commenced by or against Tenant or relating to this Lease or to the Premises, and provided that in any such litigation Landlord is not finally adjudicated to be solely at fault, then Tenant shall pay all costs and expenses, including attorneys' fees and court costs, incurred by or imposed upon Landlord because of any such litigation, and the amount of all such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Tenant to Landlord.

         17.2. Landlord shall, and hereby agrees to, indemnify and hold Tenant harmless from any damages in connection with loss of life, bodily or personal injury or property damage arising from any occurrence in the Common Areas to the extent not the result of the negligence or willful misconduct of Tenant. If Tenant is made a party to any litigation commenced by or against Landlord or relating to this Lease or to the Premises, and provided that in any such litigation Tenant is not finally adjudicated to be solely at fault, then Landlord shall pay all costs and expenses, including attorneys' fees and court costs, incurred by or imposed upon Tenant because of any such litigation, and the amount of all such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Landlord to Tenant.

                                   ARTICLE 18

                     SUBORDINATION AND ESTOPPEL CERTIFICATES

         18.1. This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require, and if Tenant fails to so execute, acknowledge and deliver such instruments within ten (10) days after Landlord's request, Tenant shall be in default of this Lease. Tenant shall not unreasonably withhold, delay, or defer its written consent reasonable modifications in this Lease which are a condition of any construction, interim or permanent financing for the Project or any reciprocal easement agreement with facilities in the vicinity of the Building, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's use and enjoyment of the Premises. This Lease is further subject and subordinate to: (a) all applicable ordinances of any government authority having jurisdiction over the Project, relating to easements, franchises, and other interests or rights upon, across, or appurtenant to the Project; and (b) all utility easements and agreements, now or hereafter created for the benefit of the Project. Notwithstanding anything above to the contrary, Landlord agrees to provide Tenant with commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders and deed of trust beneficiaries of Landlord acquiring an interest in the Building or the underlying land after the date of this Lease until the expiration of the Term of this Lease in consideration of, and as an express condition precedent to, any subordination of this Lease provided for hereunder.

         18.2.    Notwithstanding the generality of the foregoing provisions of
Section 18.1, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale ("SUCCESSOR LANDLORD"), automatically become the Tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be (i) bound by any payment made by Tenant of Rent or Additional Rent for more than one (1) month in advance, except for (i) a Security Deposit previously paid to Landlord (and then only if such Security Deposit has been deposited with and is under the control of the Successor Landlord and/or (ii) overpayment of installments of Tenant's Operating Costs Payments (based on Landlord' Operating Costs Estimate) in excess of actual Operating Costs for such period payable by Tenant), (ii) bound by any termination, modification, amendment or surrender of the Lease done without the Successor Landlord's consent, (iii) liable for any damages or subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of any prior landlord (including Landlord), or (iv) personally or corporately liable, in any event, beyond the limitations on liability set forth in Section 25.5 of this Lease. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination execute, acknowledge, and deliver to the Successor Landlord any written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require; provided, however, that Landlord shall use its reasonable efforts to require that such agreement provide that upon such attornment, as long as Tenant is not in default hereunder, Tenant's possession of the Premises under this Lease shall not be disturbed.

         18.3. Tenant shall, from time to time, within ten (10) business days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord.

         18.4. Landlord shall use its good faith efforts to deliver to Tenant, within ninety (90) days after Tenant's written request, a Subordination, Non-Disturbance and Attornment Agreement substantially in the form of EXHIBIT "E" attached hereto and made a part hereof (or such other form as may be required by any ground lessor, mortgage holder or deed of trust beneficiary of Landlord's interest in the Project) ("NON-DISTURBANCE AGREEMENT"), which Non-Disturbance Agreement Tenant shall execute and deliver to Landlord within five (5) days after Tenant's receipt thereof. Within ninety (90) days after Landlord's receipt of the Non-Disturbance Agreement (executed by Tenant), Landlord shall use its good faith efforts to cause the Non-Disturbance Agreement to be executed by any ground lessors, mortgage holders and deed of trust beneficiaries in existence as of the date hereof.

                                   ARTICLE 19

                            SURRENDER OF THE PREMISES

         Upon the Expiration Date or earlier termination of this Lease, Tenant, at Tenant's sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved by Landlord or Tenant (subject to Section 10.3 hereof), reasonable use and wear thereof and repairs which are Landlord's obligations under Articles 9, 15 and 16 only excepted, and Tenant shall remove all of Tenant's Property and turn over all keys for the Premises to Landlord. No provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant's Property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Rent equal to one hundred fifty percent (150%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. The provisions of this Article 19 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 20

                           LANDLORD'S RIGHT TO INSPECT

         Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks. Landlord shall have the right to enter the Premises to provide janitorial service as required under this Lease and other times at reasonable hours following reasonable prior notice (or, in the event of an emergency, at any hour) (a) to exhibit the same to present to prospective mortgagees, lessors or purchasers during the Term and to prospective tenants during the last year of the Term, (b) to inspect the Premises, (c) to confirm that Tenant is complying with all of Tenant's covenants and obligations under this Lease, (d) to make repairs required of Landlord under the terms of this Lease, (e) to make repairs to areas adjoining the Premises, and (f) to repair and service utility lines or other components of the Building; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's business.

                                   ARTICLE 21

                                SECURITY DEPOSIT

         Tenant's Security Deposit (if any) shall be held by Landlord, without liability for interest except to the extent required by law, as security for the performance of Tenant's obligations under this Lease.
Unless required by applicable law, Landlord shall not be required to keep the Security Deposit segregated from other funds of Landlord. Tenant shall not assign or in a any way encumber the Security Deposit. Upon the occurrence of any Event of Default by Tenant, Landlord shall have the right, without prejudice to any other remedy, to use the Security Deposit, or portions thereof, to the extent necessary to pay any arrearages in Rent, and any other damage, injury or expense. Following any such application of all or any portion of the Security Deposit, Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, any remaining balance of the Security Deposit shall be returned to Tenant, provided that Tenant surrenders the Premises without damage pursuant to
Article 19 hereof. If Landlord transfers its interest in the Premises during the Term, Landlord shall assign the Security Deposit to the transferee, and thereafter Landlord shall have no further liability to Tenant for the Security Deposit.

                                   ARTICLE 22

                                    BROKERAGE

         Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, other than with Brokers listed in
Section 1.1.S (who shall be paid by Landlord in accordance with Landlord's separate agreement(s) with the Brokers) and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with Brokers. This provision shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 23

                       OBSERVANCE OF RULES AND REGULATIONS

         Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as Rider No. 1, as such Rules and Regulations may be changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior notice of such changes and provided that such new rules and regulations or changes in existing rules and regulations do not conflict with this Lease, and do not materially interfere with the lawful conduct of Tenant's business in the Premises. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations. Landlord shall enforce the Rules and Regulations in a nondiscriminatory manner.

                                   ARTICLE 24

                                     NOTICES

         All notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, "NOTICES") shall be deemed given, whether actually received or not, when dispatched for hand delivery or delivery by air express courier (with signed receipts) to the other party, or on the second Business Day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. The addresses of the parties for notices are set forth in
Article 1, or any such other addresses subsequently specified by each party in notices given pursuant to this Article 24.

                                   ARTICLE 25

                                  MISCELLANEOUS

         25.1. PROFESSIONAL FEES. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its professional fees for attorneys, appraisers and accountants, its investigation costs, and any other legal expenses and court costs incurred by the prevailing party in such action or proceeding.

         25.2. REIMBURSEMENTS. Wherever the Lease requires Tenant to reimburse Landlord for the cost of any item, such costs will be the reasonable and customary charge periodically established by Landlord for such item. Landlord shall keep in its manager's office a schedule of such charges (which Landlord may periodically change) for Tenant's examination. The schedule of charges may include, at the discretion of Landlord, a reasonable allocation of overhead, administrative, and related costs and a reasonable fee for Landlord's agent or manager who performs such services or arranges for performance of such services. All such charges shall be payable upon demand as Additional Rent.

         25.3. SEVERABILITY. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.

         25.4. NON-MERGER. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Project or any interest in such fee estate.

         25.5. LANDLORD'S LIABILITY. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any members, partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

         25.6. FORCE MAJEURE. Whenever the period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant. Force Majeure shall not excuse or delay Tenant's obligation to pay Rent or any other amount due under this Lease.

         25.7. HEADINGS. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, and successors and assigns of the parties thereto.

         25.8. SUCCESSORS AND ASSIGNS. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns or the parties hereto. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 25.8 shall be deemed to override Article 8.

         25.9. LANDLORD'S REPRESENTATIONS. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Parking Facility, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

         25.10. ENTIRE AGREEMENTS; AMENDMENTS. This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

         25.11. TENANT'S AUTHORITY. If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of California and in good standing with the State of California, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant signs as a limited liability company, partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant's right to do business in the State of California, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate company, partnership, trust, or other actions.

         25.12. GOVERNING LAW. This Lease shall be governed by and construed under the laws of the State of California. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

         25.13. TENANT'S USE OF NAME OF THE BUILDING. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant's business or advertising (including brokers' flyers promoting sublease space) which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building, or the Land.

         25.14. VIEW AND LIGHTS. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

         25.15. CHANGES TO PROJECT BY LANDLORD. Landlord shall have the unrestricted right to make changes to all portions of the Project in Landlord's reasonable discretion for the purpose of improving access or security to the Project or the flow of pedestrian and vehicular traffic therein. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs. bathrooms, or any other Common Areas so long as reasonable access to the Premises remains available. Landlord shall also have the right to (a) rearrange, change, expand or contract portions of the Project constituting Common Areas, (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Project, or any portion thereof, and (c) to do and perform such other acts and make such other changes in to or with respect to the Project, or any portion thereof, as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Without liability to Tenant, Landlord shall be entitled to change the name or address of the Building or the Project. A name change shall not require any prior notice to Tenant; provided, however, Landlord will provide Tenant with reasonable advance notice if Landlord voluntarily changes the address of the Building. Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord.

         25.16.   TIME OF ESSENCE. Time is of the essence of this Lease.

         25.17. LANDLORD'S ACCEPTANCE OF LEASE. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless said Lease is consented to by mortgagee, and any lessor of Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease and delivers the same to Tenant.

         25.18. PERFORMANCE BY TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant shall fail to pay any Rent, other than Base Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for longer than the period of cure, if any, permitted in Section 13.1, Landlord may, at its option, without waiving or releasing Tenant from obligations of Tenant, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

         25.19. FINANCIAL STATEMENTS. At any time during the term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with the most recent existing financial statement and existing financial statements of the two (2) years prior to the most recent financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

         25.20. AUTOMATED TELLER MACHINE AND DEPOSITORY. Landlord and Tenant hereby agree that Tenant shall be entitled, during the Lease Term (and any Option Term, if applicable) at its sole cost and expense and subject to the terms and conditions of this Section 25.20, to install, maintain and operate (i) one (1) automated teller machine ("ATM"), together with related equipment, accessories, and identifying signage (collectively, the "ATM EQUIPMENT") and
(ii) one (1) after-hours depository ("DEPOSITORY"), all at the location in the Premises shown on Exhibit "A-1." Tenant's installation of the ATM, the ATM Equipment and the Depository shall comply with all the terms and conditions of the Work Letter Agreement attached hereto as Exhibit "C" and otherwise in compliance with Article 10 and for purposes of this Lease, the ATM, the ATM Equipment and the Depository shall be considered part of the Leasehold Improvements. In connection with Tenant's installation, maintenance and operation of the ATM, the ATM Equipment and the Depository, Tenant shall, at its sole cost and expense (i) obtain all necessary federal, state, and local permits, licenses, and approvals; (ii) comply with all laws applicable to the installation, use and operation of the ATM, the ATM Equipment and the Depository, including, without limitation any provisions of the ADA; (iii) maintain the ATM, the ATM Equipment and the Depository, and the area in the vicinity thereof in clean and working condition and service the ATM and fill the ATM with cash and supplies (such services shall be performed before or after the normal business hours of the Project, except as deemed reasonably necessary by Tenant) and except for such periodic servicing and maintenance, Tenant shall operate the ATM continuously during reasonably operating hours as determined by Tenant from time to time; (iv) provide all security measures that are customary for similar facilities in comparable buildings in the vicinity of the Project including, without limitation, mirrors, surveillance cameras, door locks, adequate lighting, card entry systems, and warning signage and Tenant shall review such security measures at least annually and revise same to reflect then customary security measures; (v) pay all real, personal property, or other taxes or fees assessed or imposed on the ATM, the ATM Equipment and the Depository;
(vi) remove, upon the expiration or earlier termination of the Lease (or at Landlord's option, upon the transfer or assignment of the Original Tenant's interest in this Lease), the ATM, the ATM Equipment and the Depository, including any ATM Signage (as that term is defined below) and repair any damage to the Project caused by such removal; and (vii) arrange with, and pay directly to, the applicable public or private utilities, as the case may be, for furnishing, installing, and maintaining of all telecommunications lines, services, and equipment as may be required by Tenant for the operation of the ATM, the ATM Equipment and the Depository and, in connection therewith, Tenant shall not modify or disturb any telecommunications lines, services and/or equipment in the Project without Landlord's prior written consent. Further, subject to Landlord's prior approval (which approval shall not be unreasonably withheld to the extent that such signage is required by applicable law), Tenant shall be permitted, at Tenant's sole cost and expense, to install signage and any other advertising material or displays at the ATM ("ATM SIGNAGE"), which ATM Signage shall identify Tenant and/or any automated teller network operated by Tenant and/or any shared automatic teller networks with which the ATM is affiliated. Tenant shall be responsible, at its sole cost and expense, for obtaining any permits or governmental approval required for the ATM Signage and for the maintenance and repair of the ATM Signage. Landlord reserves the right (but Landlord shall have no obligation) to engage a security consultant to determine whether any additional or different security measures are necessary at the Project as a result of Tenant's installation of the ATM, the ATM Equipment and the Depository and Tenant shall pay as additional rent, within ten (10) days after Landlord's invoice, all costs and expenses incurred by Landlord in connection therewith and Tenant shall, at Tenant's sole cost and expense, promptly implement such recommendations of such security consultant; provided, however, that if Landlord engages said security consultant, such engagement shall be for the sole benefit of Landlord and Tenant shall not rely thereon. Landlord may restrict the hours of operation of the ATM or require Tenant to temporarily discontinue services in connection with Landlord's maintenance and repair of the Project or any portion thereof, or if necessary in Landlord's reasonable judgment, for the security of the Project or its occupants or contents, and any such action by Landlord shall not be deemed a constructive eviction of Tenant or a disturbance of Tenant's use of the Premises or the Project and without Landlord incurring any liability to Tenant whatsoever. Landlord shall have no responsibility whatsoever for the ATM, the ATM Equipment and the Depository and shall not be liable for any damage or disruption to same however caused, including without limitation, due to a disruption in electrical or telecommunication service. Landlord makes no representations as to the suitability of the Project for an ATM or the Depository, whether or not the ATM and/or the Depository may be installed in the Project under applicable zoning ordinances or other laws, or as to the safety or security of the Project. The ATM and the Depository and surrounding area with respect thereto shall be deemed to constitute a portion of the Premises for purposes of Articles 14 and 17 above.

         25.21. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without hindrance or molestation by Landlord or its employees or agents.

         25.22.   SIGNAGE.

                  A.       INTERIOR SIGNAGE.

                           (1)      FULL FLOORS. Subject to Landlord's prior
written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, for any portion of the Premises which comprises an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in such full floor portion of the Premises including in the elevator lobby of such full floor portion of the Premises, provided that such signs must not be visible from the exterior of the Building. Tenant shall be responsible, at Tenant's sole cost and expense, for maintenance and repair of any such signs. In addition, Tenant shall cause such signs to be removed from the Premises and shall repair all damage to the Premises and the Building resulting from such removal, at Tenant's sole cost and expense, prior to the expiration or earlier termination of this Lease.

                           (2)      MULTI-TENANT FLOORS. If other tenants occupy
space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

                           (3)      DIRECTORY. Tenant, at Tenant's sole cost and
expense, shall be entitled to have Tenant's name, as well as the names of Tenant's employees, listed on a directory sign in the main lobby of the Building, up to a maximum of two (2) directory strips.

                  B.       TENANT'S EXTERIOR SIGNAGE.

                           (1)      TOP OF THE BUILDING SIGNAGE. Subject to the
terms hereof, the Original Tenant shall have the exclusive right to install, at Original Tenant's sole cost and expense, signage identifying the Original
Tenant on the top of the exterior wall of the Building in the two (2) locations generally depicted on Exhibit "F," attached hereto and incorporated herein by this reference. The signage to which Tenant is entitled pursuant to the immediately preceding sentence may be referred to herein as Tenant's "BUILDING TOP SIGNAGE." The graphics, materials, color, design, lettering, lighting, size, specifications, manner of affixing and exact location of the Building Top Signage shall be subject to Landlord's sole and absolute (but good faith) discretion. In addition, the Building Top Signage shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all applicable governmental laws and ordinances, and any covenants, conditions and restrictions affecting the Project; provided, however, if Tenant does not receive the necessary governmental permits and approvals for the Building Top Signage, Landlord's and Tenant's rights and obligations under the remaining provisions of this Lease shall, except as otherwise provided in below, be unaffected. The cost of installation of the Building Top Signage, as well as all costs of design and construction of such signage and all other costs associated with such signage including, without limitation, permits and maintenance and repair, shall be the sole responsibility of Tenant.

                           (2)      EYEBROW SIGN. The Original Tenant shall have
the right to install, at Original Tenant's sole cost and expense, one (1) "eyebrow" sign (the "EYEBROW SIGN") identifying the Original Tenant on the exterior of the Building in the location generally depicted on Exhibit "F". The graphics, materials, color, design, lettering, lighting, size, specifications, manner of affixing and exact location of the Eyebrow Sign shall be subject to Landlord's sole and absolute (but good faith) discretion. In addition, the Eyebrow Sign shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all applicable governmental laws and ordinances, and any covenants, conditions and restrictions affecting the Project; provided, however, if Tenant does not receive the necessary governmental permits and approvals for the Eyebrow Sign, Landlord's and Tenant's rights and obligations under the remaining provisions of this Lease shall, except as otherwise provided in below, be unaffected. The cost of installation of the Eyebrow Sign, as well as all costs of design and construction of such signage and all other costs associated with such signage including, without limitation, permits and maintenance and repair, shall be the sole responsibility of Tenant. Notwithstanding anything above to the contrary, Landlord and Tenant acknowledge and agree that, without limiting the generality of the foregoing, Tenant's right to install such Eyebrow Sign is subject to Tenant's installation of a separate primary entrance to the Premises (other than through the lobby of the Building). As such, Tenant acknowledges and agrees that such entry shall be included, if at all, in connection with the construction of the Leasehold Improvements (and such entry shall be set forth in Tenant's Design Development Drawings (and in the Final Plans) and shall, therefore, be subject to Landlord's approval as to location and other specifications and criteria. Tenant further acknowledges and agrees that the hard costs of the construction of such entry (including, but not limited to, door(s) and hardware) shall, notwithstanding anything in this Lease to the contrary, be shared by Landlord and Tenant on an equal basis; provided, however, in no event shall Tenant be obligated to expend more than Five Thousand Dollars ($5,000.00) in connection with the hard construction costs associated with such entry access.

                           (3)      SIGNAGE TERMINATION. The Building Top
Signage and the Eyebrow Sign are collectively referred to herein as the "EXTERIOR SIGNAGE." The rights to the Exterior Signage are personal to the Original Tenant and shall exist only as long as the Original Tenant actually occupies the entire Premises. Upon the expiration or sooner termination of this Lease, or if at any time after the Commencement Date, Tenant fails to occupy the entire Premises (each, a "SIGNAGE TERMINATION EVENT"), then Tenant's Exterior Signage rights shall forever terminate and Tenant shall, at Tenant's sole cost and expense, cause the Exterior Signage to be removed from the Building and to repair any damage (including any discoloration) to the Building resulting from such removal. If Tenant fails to remove its Exterior Signage from the Building and to repair any damage to the Building resulting from such removal within thirty (30) days following a Signage Termination Event, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of Landlord's invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Section 22.22.B, Landlord shall have the right, in its sole discretion (and without the necessity of obtaining Tenant's consent or providing prior notice to Tenant), to grant to any other tenant(s) of the Building "eyebrow" signage or other signage rights in the Project which other tenant(s') signage may be more prominent than Tenant's Exterior Signage.

                           (4)      CONDITIONAL RENT ABATEMENT. Notwithstanding
anything above to the contrary, Landlord acknowledges and agrees that in the event Tenant, after utilizing Tenant's best efforts (including appearing before the applicable governmental bodies and instituting court action (if necessary)), fails to obtain the necessary governmental permits and approvals for Tenant's Building Top Signage and/or Eyebrow Sign (to the extent a separate entryway to the Premises in compliance with all laws, permits and approvals has been constructed ) within six (6) months from the Commencement Date (the "TRIGGER DATE") then, after such Trigger Date, the applicable monthly Base Rent per square foot of Net Rentable Area set forth in Section 1.1.M of this Lease shall be deemed reduced by five cents ($0.05) (the "SPECIAL RENT ABATEMENT"); provided, however, that (i) Tenant shall only be entitled to the Special Rent Abatement to the extent that, and only for so long as, the applicable governmental authorities disallow any form of Tenant's Building Top Signage and/or (subject to the terms hereof) Eyebrow Signage and (ii) Tenant shall not, in any event, be entitled to any such Special Rent Abatement for the period of time prior to the Trigger Date (i.e., the first six (6) months of the Term).

                  C. PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are visible from the exterior of the Premises and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly set forth herein, Tenant may not install any signs on the exterior of the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior written approval of Landlord, in its sole discretion.

         25.23. WAIVER OF JURY TRIAL. Each party hereby waives any right to a trial by jury in any action seeking specific performance of any provision of this Lease, for damages for any breach under this Lease, or otherwise for enforcement of any right or remedy hereunder.

         25.24. LEASING RESTRICTIONS. So long as the Original Tenant (i) is not in default under this Lease and (ii) is occupying all of the Net Rentable Area in the Premises as a licensed banking company or banking corporation in the business of accepting money deposits from the general public, Landlord will not, without Tenant's prior written consent (which consent shall not be unreasonably withheld, conditional or delayed), lease any space in the ground floor of the Building to any tenant whose primary stated use in its lease is a licensed banking company or banking corporation, savings and loan, bank thrift or credit union but only to the extent that any such tenant entity's business involves accepting money deposits from the general public; provided, however, that such restriction is only for the benefit of the Original Tenant and not any other person or entity. If the circumstances descried in items (i) or (ii) do not apply, the leasing restriction in the immediately preceding sentence shall thereafter be null and void.

         25.25. SECURED AREAS. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled, during the Lease Term to designate a reasonable portion (or portions) of the Premises as a "SECURED AREA" and to install door locks or other access control systems as necessary to secure such Secured Area(s), provided that Tenant gives Landlord prior written notice of Tenant's designation of such Secured Area(s) and that such Secured Area(s) shall be used by Tenant solely for the purposes permitted under this Lease. Tenant hereby agrees and acknowledges that Landlord shall have no obligation to perform janitorial services in such Secured Area(s) unless Tenant provides Landlord a written request for same and provides Landlord with access to such Secured Area(s) (by providing Landlord a key or other device, by scheduling Landlord's entry with an escort or otherwise) and, in the event that Tenant does not provide Landlord with a key or other device to gain access to such Secured Area(s), Landlord shall have the right to use reasonable force to gain access to such Secured Area(s) in the case of emergency and Landlord shall have no liability whatsoever to Tenant in connection therewith. Landlord and Tenant hereby agree and acknowledge that, except as provided in the immediately preceding sentence, Landlord shall enter such Secured Area(s) only upon one (1) business days' prior notice to Tenant and only after providing Tenant with the opportunity to have a representative of Tenant present as an escort. Landlord and Tenant hereby agree to use commercially reasonable efforts to schedule any such entries into the Secured Area(s) by Landlord at times that are mutually convenient to both Landlord and Tenant, taking into consideration the nature of Tenant's operations in the Premises. Tenant agrees that Tenant shall be responsible, at its sole cost and expense, for complying with all applicable laws regarding such Secured Area(s) and that such Secured Area(s) are subject to the indemnification provisions of Article 17 above.

                                   ARTICLE 26

                                OTHER DEFINITIONS

         When used in this Lease, the terms set forth hereinbelow shall have the following meanings:

         (a) "BUSINESS DAYS" shall mean Monday through Friday (except for Holidays); "BUSINESS HOURS" shall mean 7:30 a.m. to 6:00 p.m. on Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays (except for Holidays); and "HOLIDAYS" shall mean those holidays designated by Landlord, which holidays shall be consistent with those holidays designated by landlords of other first-class office buildings in the Comparison Area.

         (b) "COMMON AREAS" shall mean those certain areas and facilities of the Building and the Parking Facility and those certain improvements to the Land which are from time to time provided by Landlord for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include any health facility (if any) in the Project, any and all corridors, elevator foyers, vending areas, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building and of the Parking Facility and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, tunnels, pedestrianways, skybridges, and generally all other improvements located on the Land, or which connect the Land to other buildings.

         (c) The words "DAY" or "DAYS" shall refer to calendar days, except where "Business Days" are specified.

         (d) The words "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section thereof unless expressly so stated.

         (e) The words "INCLUDE" and "INCLUDING" shall be construed as if followed by the phrase "without being limited to."

         (f) "NET RENTABLE AREA" and "USABLE AREA" shall mean "Net Rentable Area" and "Usable Area" (as applicable) determined in accordance with the Standard Method For Measuring Floor Area in Office Buildings ANSI/BOMA Z65.1-1996 ("BOMA STANDARD"); provided, however, that for all purposes under this Lease the calculation of the Usable Area shall in no event include the area comprising the elevator lobbies, telephone rooms, electrical rooms, mechanical rooms, freight vestibule areas or restrooms. Landlord shall have the right, within ninety (90) days after the Commencement Date, to verify the Net Rentable Area and/or Usable Area of the Premises in accordance with the BOMA Standard (as modified pursuant to the immediately preceding sentence). Tenant shall have the right, at its sole cost and expense, within sixty (60) days after the Commencement Date, to have a qualified architect or space planner reasonably approved by Landlord verify the Net Rentable Area and/or Usable Area of the Premises and the Building in accordance with the BOMA Standard (as modified pursuant to the immediately preceding sentence); provided, however, that such determination shall be subject to the reasonable review and approval of Landlord and its designated consultants, surveyors, or engineers. If, as a result of such verification (and approval by Landlord), it is determined that the Net Rentable Area and/or Usable Area of the Premises are different than the amounts set forth in Section 1.1 above, all corresponding amounts set forth this Lease (including, without limitation, Tenant's Share, the amount of monthly Base Rent, the amount of the Security Deposit and the Allowance) shall be retroactively adjusted and appropriate payments, if applicable, shall be made by Landlord to Tenant or Tenant to Landlord (as applicable) within ten (10) days after such determination and approval by Landlord. Both parties agree to execute a commercially reasonable instrument in order to document such revised amounts. From time to time throughout the Term of this Lease, Landlord shall have the right, at its sole cost and expense, to verify the Net Rentable Area and/or Usable Area of the Premises, the Building and the Project in accordance with the BOMA Standard and this subparagraph (f) (pertaining to adjustment of certain Lease provisions and appropriate payments (if applicable)).

         (g) Reference to Landlord as having "NO LIABILITY TO TENANT" or being "WITHOUT LIABILITY TO TENANT" or words of like import shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of Tenant's other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

         (h) A "REPAIR" shall be deemed to include such rebuilding, replacement and restoration as may be necessary to achieve and maintain good working order and condition.

         (i) The "TERMINATION OF THIS LEASE" and words of like import includes the expiration of the Term or the cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term shall end at 11:59 p.m. (local time for the Building) on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease and (ii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of the date of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

         (j) The "TERMS OF THIS LEASE" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease.

         (k) "TENANT" shall be deemed to include Tenant's successors and assigns (to the extent permitted by Landlord) and any and all occupants of the Premises permitted by Landlord and claiming by, through or under Tenant.

                                   ARTICLE 27

                           RIGHT OF FIRST NEGOTIATION

         27.1. IN GENERAL. Subject to the terms hereof, Landlord hereby grants to Tenant a right of first negotiation with respect to space on the ground floor of the Building (the "FIRST NEGOTIATION SPACE"). Notwithstanding the foregoing, such first negotiation right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to Brandes Investment Partners, L.P., an existing tenant of the Project (the rights described above to be known as "SUPERIOR RIGHTS"). Tenant's right of first negotiation shall be on the terms and conditions set forth in this Article 27.

         27.2. PROCEDURE FOR NEGOTIATION. Landlord shall notify Tenant (the "FIRST NEGOTIATION NOTICE") from time to time when Landlord receives a proposal for all or any portion of the First Negotiation Space which Landlord would seriously consider (and where no holder of a Superior Right desires to lease such space). The First Negotiation Notice shall describe the space so offered to Tenant and shall set forth Landlord's proposed economic terms and conditions applicable to Tenant's lease of such space (collectively, the "ECONOMIC TERMS").

         27.3. PROCEDURE FOR ACCEPTANCE. If Tenant wishes to exercise Tenant's right of first negotiation with respect to the space described in the First Negotiation Notice, then within three (3) business days after delivery of the First Negotiation Notice to Tenant ("ELECTION DATE"), Tenant shall deliver notice to Landlord of Tenant's exercise its right of first negotiation with respect to the entire space described in the First Negotiation Notice based on the Economic Terms contained therein. If Tenant does not exercise its right of first negotiation within such three (3) business day period or if Tenant exercises its right of first negotiation but objects to any of the Economic Terms then, in any event, Landlord shall be free to lease the space described in the First Negotiation Notice to any person or entity within twelve (12) months after the Election Date upon any terms Landlord desires and Tenant's right of first negotiation shall terminate as to the First Negotiation Space described in the First Negotiation Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first negotiation, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

         27.4. CONDITION OF FIRST NEGOTIATION SPACE. Subject to the Economic Terms, Tenant shall lease the First Negotiation Space in its "then as-is" condition as of the date of Landlord's delivery of the First Negotiation Space to Tenant. Tenant may construct improvements in the First Negotiation Space in accordance with Article 10 of the Lease.

         27.5. LEASE OF FIRST NEGOTIATION SPACE. If Tenant timely exercises Tenant's right to lease the First Negotiation Space as set forth herein, Landlord and Tenant shall, within five (5) business days after the Election Date, execute an amendment adding such First Negotiation Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Article 27. Tenant shall commence payment of rent for the First Negotiation Space and the Lease Term of the First Negotiation Space shall commence on the date Landlord makes such First Negotiation Space available to Tenant. The Lease Term for the First Negotiation Space shall expire co-terminously with Tenant's lease of the initial Premises; provided, however, that notwithstanding anything above to the contrary, Tenant acknowledges and agrees that in no event shall Landlord be obligated to provide Tenant with a First Negotiation Notice during the last thirty-six (36) months of the Lease Term and, accordingly, Tenant will not have a right to lease any First Negotiation Space for a term of less than thirty-six
(36) months.

         27.6. NO DEFAULTS. The rights contained in this Article 27 shall be personal to the Original Tenant and any Permitted Assignee of the Original Tenant's entire interest in this Lease and may only be exercised by the Original Tenant (and such Permitted Assignee) if the Original Tenant occupies the entire Premises as of the date of the First Negotiation Notice. Tenant shall not have the right to lease First Negotiation Space as provided in this
Article 27 if, as of the date of the First Negotiation Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Negotiation Space to Tenant, Tenant is in default under this Lease or Tenant has previously been in default under this Lease more than once.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth on the cover page hereof.

TENANT:                                LANDLORD:

SCRIPPS BANK,                          PRENTISS PROPERTIES ACQUISITION
a California banking corporation       PARTNERS, L.P., a Delaware limited
                                       partnership

                                         By:   Prentiss Properties I, Inc.
By: /s/ Ronald J. Carlson                      Its: General Partner
   -----------------------------
   Name:  Ronald J. Carlson
        ------------------------
   Title: President & CEO
         -----------------------
                                               By: /s/ Christopher M. Hipps
                                                  ----------------------------
                                                  Name:  Christopher M. Hipps
                                                       -----------------------
                                                  Title: Senior Vice President
                                                        -----------------------
By: /s/ M. Catherine Wright
   -----------------------------
   Name:  M. Catherine Wright
        ------------------------               By: /s/ J. Kevan Dilbeck
   Title: Sr. Vice President/CFO                  ---------------------------
         -----------------------                  Name:  J. Kevan Dilbeck
                                                       ----------------------
                                                  Title: Senior Vice President
                                                        ----------------------

                                   EXHIBIT "C"

                              WORK LETTER AGREEMENT
                                   [ALLOWANCE]

         This WORK LETTER AGREEMENT ("AGREEMENT") supplements the Office Lease (the "LEASE") dated October 21, 1999, executed concurrently herewith, by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("LANDLORD"), and SCRIPPS BANK, a California banking corporation ("TENANT"), covering certain premises described in the Lease (the "PREMISES"). All terms not defined herein shall have the same meaning as set forth in the Lease.

         1.       CONSTRUCTION OF BUILDING.

         At Landlord's sole cost, Landlord shall construct, through its contractor, the Parking Facility and the Building shell, including the following as part of the Building shell: (a) concrete floor; (b) unfinished ceilings on tenant space; (c) finished core area, including elevators, toilet rooms, electrical rooms, telephone rooms, janitorial closets, exit stairs and mechanical shaft; (d) dry wall (taped and finished, not painted) around surfaces of core walls; (e) primary heating, ventilating and air conditioning service to the edge of the Building core (not including branch distribution, controls and heat pumps); (f) primary sprinkler stem, main distribution loops, primary loop piping and distribution piping on an open-plan, unoccupied basis; and (g) life safety systems as required by code for the Building shell. The elevators and the items described in clauses (e), (f) and (g) above are referred to in the Lease as the "CENTRAL SYSTEMS."

         2.       CONSTRUCTION PLANS FOR PREMISES.

         All plans and drawings required by this Paragraph shall be prepared in accordance with the schedule provided in Paragraph 7 below.

                  2.1. Tenant shall retain J.A. Lindberg Interiors (the "SPACE PLANNER") to prepare, for Landlord's approval, preliminary space plans sufficient to convey the architectural design of the Premises, including preliminary partition layout and reflective ceiling plans ("TENANT'S DESIGN DEVELOPMENT DRAWINGS"). Tenant's Design Development Drawings shall be furnished to Landlord on or before the due date specified in Section 7(ii) of this Agreement. If Landlord shall disapprove of any portion of Tenant's Design Development Drawings, Landlord shall advise Tenant of such revisions, and reasons therefor, as are reasonably required by Landlord for the purpose of obtaining approval. Tenant shall then submit to Landlord for Landlord's approval, a redesign of Tenant's Design Development Drawings, incorporating the revisions requested by Landlord and such modifications thereof as are suggested by Tenant, said modifications to be subsequently approved by Landlord prior to Tenant's submission of Final Plans.

                  2.2. Based on Tenant's Design Development Drawings which have been approved by Landlord, Tenant shall retain Smith Consulting Architects ("ARCHITECT") and cause Architect to prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for the Premises showing the subdivision, layout, finish and decoration work (including carpeting and other floor coverings) desired by Tenant (collectively, "FINAL PLANS"; the work shown thereon being called the "LEASEHOLD IMPROVEMENTS") and in such form and such detail as may be reasonably required by Landlord; provided, however, that Tenant shall be required to use the architectural firm of Syska & Hennessy for those portions of the Final Plans pertaining to the electrical, mechanical and plumbing systems. The Final Plans shall: (i) comply with all applicable laws and ordinances, and the rules and regulations of all governmental authorities having jurisdiction;
(ii) comply with all applicable insurance regulations; (iii) include locations and complete dimensions; and (iv) be compatible with the Building shell, with the design, construction and equipment of the Building and with the standards set forth in Schedule I to this EXHIBIT "C" (the "BUILDING STANDARDS"), it being agreed that Tenant shall not deviate from the Building Standards without the prior written approval of Landlord. Tenant's Final Plans shall be furnished to Landlord on or before the due date specified in Section 7(vi) of this Agreement for the approval of Landlord. The approval/disapproval process for the Final Plans shall be as provided in Subparagraph 2.1 above for approval by Landlord of Tenant's Design Development Drawings and in accordance with Paragraph 7 hereof (and Landlord shall have approval rights over the same as provided in Subparagraph 2.1 above).

                  2.3. If the Final Plans or any amendment thereof or supplement thereto shall, due to the original design of the Premises as depicted in Tenant's Design Development Drawings, require changes in the Building shell, the increased cost of the Building shell work caused by such changes shall be charged against the Allowance or shall be promptly paid by Tenant if the Allowance has been expended.

                  2.4. Tenant's Design Development Drawings and the Final Plans are sometimes referred to herein as the "CONSTRUCTION DRAWINGS." Tenant and Tenant's Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building Plans, and Tenant and Tenant's Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Agreement, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.


                                  EXHIBIT "C"

                  2.5. On or before the due date specified in Paragraph 7(xii), Tenant shall deliver to Landlord all applicable building permits necessary to allow Landlord's contractor to commence and fully complete the construction of the Leasehold Improvements (collectively, the "PERMITS") and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at Landlord's option, to take part in all phases of the permitting process, and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Notwithstanding the foregoing, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit for the Premises and that the obtaining of the same shall be Tenants responsibility; provided, however, that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit.

         3.       ALLOWANCE FOR WORK.

                  3.1. Tenant shall receive from Landlord an allowance (the "ALLOWANCE") of Thirty-Five Dollars ($35.00) per square foot of Usable Area of the Premises, i.e., Nine Hundred Four Thousand Five Hundred Seventy-Five Dollars ($904,575.00), which Allowance shall be used solely for the design, engineering and permitting fees, materials procurement, construction management fees, and installation of the Leasehold Improvements and other aspects of the Work Cost as hereinafter defined. All items of the Leasehold Improvements, whether or not the cost thereof is covered by the Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Term of this Lease. Tenant shall be entitled to no payment, credit or rent reduction for any part of the Allowance not used by Tenant. Tenant shall have the option, exercisable by written notice to Landlord within ten (10) days after Tenant's submittal to Landlord of Tenant's Design Development Drawings, to increase the amount of the Allowance by up to Five Dollars ($5.00) per square foot of Usable Area of the Premises (the "INCREASED ALLOWANCE AMOUNT"); provided, however, that notwithstanding anything in this Exhibit "C" to the contrary, such Increased Allowance Amount may only be used by Tenant for the design and construction of Leasehold Improvements pertaining to the ground floor portion of the Premises. If Tenant exercises such option, the monthly Base Rent payable by Tenant throughout the ten (10) year Lease Term shall be increased by an amount sufficient to fully amortize such Increased Allowance Amount throughout said ten (10) year period based upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of ten and one-half percent (10.5%) per annum. By way of illustration only, a Five Dollar ($5.00) per square foot of Useable Area Increased Allowance Amount will result in an increase, on a per rentable square foot basis, in the Base Rent of $0.0675 per square foot of Rentable Area of the Premises per month (or $0.81 per square foot of Rentable Area of the Premises per year).

                  3.2. Prior to the commencement of any Leasehold Improvements, Landlord shall submit to Tenant a preliminary written statement of Work Cost (as hereinafter defined) of all Leasehold Improvements, which preliminary written statement shall be based on the Tenant's Final Plans. Thereupon Tenant shall either approve the estimate or disapprove specific items and submit to Landlord revisions of Final Plans to reflect the deletion of and/or substitution for such disapproved items. Submission and approval of the preliminary Work Cost statement shall proceed in accordance with the schedule provided in Paragraph 7 below. Upon Tenant's approval of said statement, such approved statement to be hereinafter known as the "WORK COST STATEMENT," Landlord shall have the right to purchase materials and to commence the construction of the items included in said Work Cost Statement pursuant to Paragraph 4 hereof. If the Work Cost Statement exceeds the Allowance, Tenant shall be liable for and shall pay to Landlord within five
(5) business days after invoice therefor, the estimated excess costs for the Leasehold Improvements. If the Work Cost exceeds the amount reflected on the Work Cost Statement due to changes requested by Tenant or any governmental entity, Tenant agrees to pay to Landlord such excess (except to the extent the Allowance is still available) within five (5) business days after invoice therefor (less any sums previously paid by Tenant for such excess pursuant to the Work Cost Statement). In no event will the Allowance be used to pay for Tenant's furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Premises.

                  3.3. Until Tenant approves the Work Cost Statement and pays any excess costs to Landlord as contemplated in Subparagraph 3.2 above, Landlord shall be under no obligation to perform the installation of the items of the Leasehold Improvements.

         4.       CONSTRUCTION.

         Following Tenant's approval of the Work Cost Statement described in Subparagraph 3.2 and upon Tenant's payment of any amounts as contemplated in Subparagraph 3.2 above, and at such time when, in Landlord's discretion, the Building has reached the stage of construction where it is appropriate to commence construction, a contractor or contractors selected by Landlord shall commence and diligently proceed with the construction of all of the Leasehold Improvements. Landlord shall cause such contractor to submit to bidding, all trades except for that portion of the Leasehold Improvements involving mechanical, electrical and sprinkler work, which mechanical, electrical and sprinkler work shall, in any event, be performed by landlord's subcontractors for the Project. Landlord shall have the right to review the bids and to perform a reconciliation in order to adjust inconsistent or incorrect assumptions so that a like-kind comparison can be made and low bidder(s) determined. Landlord shall select the lowest bidder who can meet Landlord's construction schedule. Promptly upon the commencement of the Leasehold Improvements, Landlord shall furnish Tenant with a schedule setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during the prosecution of the Leasehold Improvements modify or amend such schedule due to delays encountered by Landlord. Landlord shall make a reasonable effort to meet such schedule (as the same may be modified or amended).

         5.       WORK COST.

         "WORK COST" means: (i) all design and engineering fees incurred by Tenant or Landlord in connection with the preparation of the preliminary space plans and Final Plans; (ii) governmental agency plan check, permit and other fees; (iii) sales and use taxes; (iv) Title 24 fees; (v) testing and inspecting costs; (vi) the actual costs and


                                   EXHIBIT "C"
                                       -2-
charges for material and labor, contractor's profit and general overhead incurred by Landlord in having the Leasehold Improvements constructed; (vii) all other costs to be expended by Landlord in the construction of the Leasehold Improvements, including those costs incurred by Landlord for construction of elements of the Leasehold Improvements in the Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant (i.e., during or after the construction of the Building shell) and which construction is for the benefit of tenants and is customarily performed by Landlord prior to the execution of leases for such space in the Building for reasons of economics [examples of such construction would include wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment; and (viii) an administration fee for Landlord of 5% of the total Work Cost specified in (i) through (vii) above.

         6.       ELEVATOR.

         Landlord shall, consistent with its obligations to other tenants then in occupancy in the Building, make an elevator available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

         7.       SCHEDULE.

         Preparation and approval of all plans and drawings and the Work Cost Statement shall proceed as indicated below and each action shall be completed on or before the date herein specified:


                                                                                                     Due Date
                                                                                                 in Calendar Days
                          Action                                      Responsibility           Following Date of Lease
                          ------                                      --------------           -----------------------
(i)         Delivery to Tenant's architect of Building                   Landlord              (Delivered September 23,
            background drawings                                                                        1999)


(ii)        Delivery to Landlord of Tenant's Design                       Tenant                   January 3, 2000
            Development Drawings


(iii)       Delivery to Tenant of written notice approving               Landlord                 January 10, 2000
            or disapproving Tenant's Design Development
            Drawings

(iv)        Delivery to Landlord, if necessary, of redesign of            Tenant                  January 31, 2000
            Tenant's Design Development Drawings

(v)         Delivery to Tenant of written notice of final                Landlord                 February 7, 2000
            approval of Tenant's Design Development
            Drawings

(vi)        Delivery to Landlord of Final Plans.                          Tenant                   March 20, 2000

(vii)       Delivery to Tenant of written notice approving               Landlord                  March 27, 2000
            or disapproving Final Plans

(viii)      Delivery to Landlord, if necessary, of redesign of            Tenant                    April 3, 2000
            Final Plans

(ix)        Delivery to Tenant of written notice of final                Landlord                  April 10, 2000
            approval of Final Plans

(x)         Delivery to Tenant of Work Cost estimate                     Landlord                 April 124, 2000

(xi)        Delivery to Landlord of written notice of final               Tenant                     May 1, 2000
            approval of Work Cost Statement

(xii)       Delivery to Landlord of Building Permits                      Tenant                     May 8, 2000


         8.       DELAYS.

         Except as otherwise set forth in Section 3.1 of the Lease, the Term of the Lease shall not commence until Landlord has substantially completed all work to be performed by Landlord in this Work Letter Agreement as provided in Section
3.1 of the Lease; provided, however, that if Landlord shall be delayed in substantially completing said work as a result of any of the following (collectively, "TENANT DELAYS"):

                  (i) Tenant's failure to complete any action item on or before the due date which is the responsibility of Tenant, or

                  (ii) Tenant's changes to the Final Plans after the final approval date in Subparagraph 7(ix) above, or

                  (iii) Tenant's request for materials, finishes, or installations other than Building Standard work, or


                                   EXHIBIT "C"
                                       -3-

                  (iv) Any delay of Tenant in making payment to Landlord for Tenant's share of Work Cost,

then as soon as reasonably possible following the Commencement Date, Landlord shall provide to Tenant a reasonably particularized statement of the net number of Tenant Delays, and Tenant shall pay to Landlord, as Additional Rent under this Lease, the product of the per diem Base Rent times the number of days of such net Tenant Delays, such payment to be made within thirty (30) days of receipt of the invoice from Landlord together with said particularized statement.

         9.       PUNCH-LIST ITEMS.

         Within five (5) days of Substantial Completion, Tenant shall provide to Landlord a detailed punch-list of unfinished items of the Leasehold Improvements. Upon receipt of the punch-list, Landlord shall, at Landlord's sole cost and expense, proceed diligently to remedy such items; provided, however, that Tenant shall be responsible, at Tenant's sole cost and expense, for the remediation of any items on the punch-list caused by Tenant's acts or omissions.

         10.      EARLY ENTRY.

         Provided that Tenant and its agents will not, in Landlord's sole discretion, interfere with the Contractor's work in the Building and the Premises and subject to the terms hereof, Landlord shall allow Tenant access to the Premises prior to the date of Substantial Completion of the Leasehold Improvements for the purpose of Tenant installing equipment or trade fixtures (including Tenant's data and telephone equipment, transmission cables and lines, and interior permanent and non-permanent improvements) in the Premises only. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Paragraph 10.

TENANT:                                LANDLORD:

SCRIPPS BANK,                          PRENTISS PROPERTIES ACQUISITION
a California banking corporation       PARTNERS, L.P., a Delaware limited
                                       partnership

                                         By:   Prentiss Properties I, Inc.
By: /s/ Ronald J. Carlson                      Its: General Partner
   -----------------------------
   Name:  Ronald J. Carlson
        ------------------------
   Title: President & CEO
         -----------------------
                                               By: /s/ Christopher M. Hipps
                                                  ----------------------------
                                                  Name:  Christopher M. Hipps
                                                       -----------------------
                                                  Title: Senior Vice President
                                                        -----------------------
By: /s/ M. Catherine Wright
   -----------------------------
   Name:  M. Catherine Wright
        ------------------------
   Title: Sr. Vice President/CEO
         -----------------------               By: /s/ J. Kevan Dilbeck
                                                  ---------------------------
                                                  Name:  J. Kevan Dilbeck
                                                       ----------------------
                                                  Title: Senior Vice President
                                                        ----------------------


                                  EXHIBIT "C"
                                      -4-